UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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COACH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Proposal 1: Election of Directors
Proposal 2: Adoption of the Coach, Inc. 2000 Stock Incentive Plan
Proposal 3: Adoption of the Coach, Inc. Non-Employee Director Stock Plan
Proposal 4: Adoption of the Coach, Inc. Performance-Based Annual Incentive Plan
Proposal 5: Adoption of the Coach, Inc. 2001 Employee Stock Purchase Plan
Matters Relating to Coach’s Independent Auditors
Meetings and Committees of the Board
Coach Stock Ownership by Certain Beneficial Owners and Management
Executive Compensation
Plan Information
Performance Graph
Compensation and Employee Benefits Committee Report on Executive Compensation
Certain Relationships and Related Transactions
Other Information
Appendix A
Appendix B
ARTICLE X Amendment and Termination
ARTICLE XI Adjustment Provisions
ARTICLE XIII Foreign Directors
ARTICLE XIV Effective Date and Term of Plan
Appendix C
COACH, INC. PERFORMANCE-BASED ANNUAL INCENTIVE PLAN
ARTICLE I Purpose of the Plan
ARTICLE II Definitions
ARTICLE III Plan Administration
ARTICLE IV Performance Awards
ARTICLE V Payment of Performance Awards
ARTICLE VI Plan Amendment and Termination
ARTICLE VII Miscellaneous Provisions
ARTICLE VIII Effective Date
Appendix D
Appendix E

516 West 34th Street

New York, NY 10001

October 8, 2001

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Coach, Inc. to be held at 9:00 a.m. on November 7, 2001 at the Hudson Hotel, 356 W. 58th Street, New York, NY, 10019.

      Information concerning the matters to be considered and voted upon at the Annual General Meeting is set out in the attached Notice of 2001 Annual Meeting and Proxy Statement.

      Fiscal 2001 was a milestone year for Coach, during which we completed both our initial public offering and our split-off from Sara Lee Corporation, while continuing to pursue our growth strategies with financial performance that outpaced our internal targets. My colleagues and I look forward to reviewing the events of the year and discussing Coach’s progress at the 2001 Annual Meeting.

      It is important that your shares be represented at the 2001 Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

      Thank you for your continued support.

Sincerely,

LEW FRANKFORT
Chairman and Chief Executive Officer

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

       We will hold the 2001 Annual Meeting of Stockholders (the “meeting”) of Coach, Inc. at the Hudson Hotel, 356 W. 58th Street, New York, New York, 10019, on November 7, 2001, at 9:00 a.m., local time, for the following purposes:

1. To elect six Directors of Coach, Inc.;

2. To ratify the adoption of the Coach, Inc. 2000 Stock Incentive Plan;

3. To ratify the adoption of the Coach, Inc. 2000 Non-Employee Director Stock Plan;

4. To ratify the adoption of the Coach, Inc. Performance-Based Annual Incentive Plan;

5. To ratify the adoption of the Coach, Inc. 2001 Employee Stock Purchase Plan; and

6. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

      The foregoing items of business are more fully described in the accompanying proxy statement.

      The Board of Directors has fixed the close of business on September 24, 2001 as the record date for the meeting, and only holders of record of common stock at such time will be entitled to vote at the meeting or any adjournment thereof.

By order of the Board of Directors,

CAROLE P. SADLER
Senior Vice President, General Counsel and Secretary

New York, New York

October 8, 2001

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting. Registered stockholders that attend the meeting may vote their shares personally, even though they have sent in proxies.

516 West 34th Street
New York, NY 10001

PROXY STATEMENT

Annual Meeting of Stockholders to be held on Wednesday, November 7, 2001

Some Questions You May Have Regarding This Proxy Statement

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of Coach, Inc., a Maryland corporation. We are providing these proxy materials to you in connection with our annual meeting of stockholders, to be held at the Hudson Hotel, 356 W. 58th Street, New York, NY 10019 on Wednesday, November 7, 2001 at 9:00 a.m. Eastern Time. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended June 30, 2001 is enclosed with this proxy statement. We are initially mailing this proxy statement to our stockholders on or about October 8, 2001.

Q:	What proposals will be voted on at the meeting?

A:	There are five proposals to be voted on at the meeting, which are:

      1.     To elect six Directors of Coach, Inc.;

2.	To ratify the adoption of the Coach, Inc. 2000 Stock Incentive Plan;

3.	To ratify the adoption of the Coach, Inc. 2000 Non-Employee Director Stock Plan;

4.	To ratify the adoption of the Coach, Inc. Performance-Based Annual Incentive Plan; and

5.	To ratify the adoption of the Coach, Inc. 2001 Employee Stock Purchase Plan.

Q:	Does the Board of Directors recommend voting in favor of the proposals?

A:	Yes. Our Board unanimously recommends that you vote your shares “FOR” each of the proposals described above.

Q:	What shares can I vote?

A:	You may vote all of the shares of our common stock you own at the close of business on September 24, 2001, the record date.

Q:	What classes of shares are entitled to be voted?

A:	Holders of our common stock are entitled to one vote for each share of stock held by them as of the September 24, 2001 record date. On the record date, Coach had 43,653,689 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What do I need to do now?

A:	Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be counted at the meeting. You can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the annual meeting and vote your shares in person rather than signing and mailing in your proxy card.

If you first mail in your proxy card, you may still decide later to attend the meeting and vote in person; in this case, only your in-person votes will count.

Q:	Do I need to attend the meeting?

A:	No. You can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Coach stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What if I don’t vote? What if I abstain?

A:	If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals to be voted on at the meeting. If you respond and mark your proxy to indicate that you abstain from voting, your vote will not affect the outcome of the proposal, but it will be counted toward determining whether a quorum is present at the meeting. If you do not respond, your vote will not be counted in the vote or in determining whether a quorum is present at the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	The six candidates for election as Directors at the meeting who receive the highest number of affirmative votes will be elected. There are no cumulative voting rights. Proposals 2, 3, 4 and 5 require the affirmative vote of a majority of the shares of common stock, present in person or represented by proxy at the meeting and entitled to vote on the proposals, that are voted for or against the matter. Abstentions will be counted towards a quorum but will not affect the outcome of the vote. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those “broker non-votes” will also be counted towards a quorum and will not be counted in determining whether Proposals 2, 3, 4 and 5 are approved.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Coach before the meeting. Second, you can send the Secretary of Coach a later dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting in person and vote. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q:	Who will count the votes?

A:	All votes will be tabulated by Mellon Investor Services, our transfer agent and the inspector of elections appointed for the meeting.

Q:     Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2002.

Q:     Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coach or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Coach management.

Q:     Who will bear the cost for soliciting votes for the meeting?

A:	The expenses of soliciting proxies to be voted at the meeting will be paid by Coach. Following the original mailing of the proxies and other soliciting materials, we may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Coach, upon the request of the record holders, will reimburse these holders for their reasonable expenses.

Q:     Whom should I call with questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, you should contact: Coach, Inc. 516 West 34th Street, New York, New York 10001, Attention: Investor Relations Dept., Telephone: (212) 629-2618.

Proposal 1: Election of Directors

       Coach’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Six Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2002 Annual Meeting of Stockholders and until he or she is succeeded by another qualified Director who has been elected. All the nominees are currently Directors, except for Sally Frame Kasaks.

      Election of each Director requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

      To date, Coach’s Board of Directors has consisted of seven members. Coach’s bylaws provide that the number of Directors may be established, increased or decreased by a majority vote of the Board. Accordingly, the Board has adopted a resolution reducing the size of the Board from seven members to six members, effective at the time of the Annual Meeting of Stockholders.

      If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of August 31, 2001.

Name:	Age	Position with Coach

Joseph Ellis	59	Director
Lew Frankfort	55	Chairman, Chief Executive Officer and Director
Sally Frame Kasaks	57	Director Nominee
Irene Miller	49	Director
Keith Monda	55	Executive Vice President, Chief Operating Officer and Director
Michael Murphy	64	Director

      Joseph Ellis was elected to Coach’s Board of Directors in September 2000. Mr. Ellis has served as a Limited Partner of Goldman, Sachs & Co. since 1994 and served as a General Partner from 1986 to 1994. Mr. Ellis served as senior retail-industry analyst from 1970 through 1994. Before joining Goldman, Sachs in 1970, Mr. Ellis was Vice President and Investment Analyst with The Bank of New York. Mr. Ellis also serves as a Director of The New York State Nature Conservancy, the National Retail Federation and Waterworks, Inc. He is a member of the Steering Committee of the Center for Environmental Research and Conservation of Columbia University and a trustee of CARE. Mr. Ellis holds a Bachelor of Arts degree from Columbia University.

      Lew Frankfort has been involved with the Coach business in excess of 20 years. He has served as Chairman and Chief Executive Officer of Coach since November 1995. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Mr. Frankfort served as Senior Vice President of Sara Lee from January 1994 to October 2000. Mr. Frankfort was appointed President and Chief Executive Officer of the Sara Lee Champion, Intimates & Accessories group in January 1994, and held this position through November 1995. From September 1991 through January 1994, Mr. Frankfort held the positions of Executive Vice President, Sara Lee Personal Products and Chief Executive Officer of Sara Lee Accessories. Mr. Frankfort was appointed President of Coach in July 1985, after Sara Lee acquired Coach, and held this position through September 1991. Mr. Frankfort joined Coach in 1979 as Vice President of New Business Development. Prior to joining Coach, Mr. Frankfort held various New York City government management positions and served as Commissioner, New York City Agency for Child Development. Mr. Frankfort holds a Bachelor of Arts degree from Hunter College and an MBA in Marketing from Columbia University.

      Sally Frame Kasaks was nominated to Coach’s Board of Directors in September 2001. Ms. Kasaks has served as a marketing and retail consultant for ISTA Incorporated since January 1997. Prior to this, she served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc. from February 1992 until

August, 1996. Ms. Kasaks was the President and Chief Executive Officer of Abercrombie and Fitch, a division of The Limited, Inc., from February 1989 through February 1992 and the Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 through September 1988. Ms. Kasaks also serves as a Director of Pacific Sunwear of California, Inc., Cortefiel, S.A., The White House, Inc., Tuesday Morning, Inc. and The Children’s Place, Inc. She holds a Bachelor of Arts degree from The American University.

      Irene Miller was elected to Coach’s Board of Directors in May 2001. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world’s largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990 Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated, serving as Principal in her last position. Ms. Miller also serves as a Director on the Boards of Barnes & Noble, Inc., Oakley, Inc., Inditex, S.A. and The Body Shop International PLC. Ms. Miller holds a Bachelor of Science degree from the University of Toronto and an MS from Cornell University.

      Keith Monda was appointed Executive Vice President and Chief Operating Officer of Coach in June 1998. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Prior to joining Coach, Mr. Monda served as Senior Vice President, Finance & Administration and Chief Financial Officer of Timberland Company from December 1993 until May 1996, and was promoted to, and held the position of, Senior Vice President, Operations from May 1996 until January 1998. From May 1990 to December 1993, Mr. Monda served as Executive Vice President, Finance and Administration of J. Crew. Mr. Monda holds Bachelor of Science and Master of Arts degrees from Ohio State University.

      Michael Murphy was elected to Coach’s Board of Directors in September 2000. From 1994 to 1997, Mr. Murphy served as Vice Chairman and Chief Administrative Officer of Sara Lee. Mr. Murphy also served as a Director of Sara Lee from 1979 through October 1997. Mr. Murphy joined Sara Lee in 1979 as Executive Vice President and Chief Financial and Administrative Officer and, from 1993 until 1994, also served as Vice Chairman. Mr. Murphy is also a Director of Bassett Furniture Industries, Inc., Civic Federation, Big Shoulders Fund, Chicago Cultural Center Foundation, Chicago’s Lyric Opera, GATX Corporation and Payless ShoeSource, Inc. He is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy holds a Bachelor of Science degree in Business Administration from Boston College and an MBA degree in finance from the Harvard Business School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

Proposal 2: Adoption of the Coach, Inc. 2000 Stock Incentive Plan

       On June 23, 2000, our Board of Directors adopted the Coach, Inc. 2000 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was approved on June 29, 2000, prior to Coach’s initial public offering, by Sara Lee Corporation, as Coach’s sole stockholder. The Stock Incentive Plan, as amended to date, is subject to stockholder approval. At the Annual Meeting, Coach’s stockholders are being asked to approve the Stock Incentive Plan and the reservation of a total of 7,400,792 shares for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the purpose of approving the terms of the Stock Incentive Plan for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COACH, INC. 2000 STOCK INCENTIVE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN.

VOTE REQUIRED

      Approval of the Stock Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

      General. The purpose of the Stock Incentive Plan is to provide an additional incentive for Coach’s employees to further the growth, development and financial success of Coach by personally benefiting through the ownership of Coach stock and to enable us to obtain and retain the services of employees considered essential to our long range success by offering them an opportunity to own our stock. The Stock Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and other stock awards to Coach employees.

      Number of Shares. A total of 7,400,792 shares of Coach common stock have been reserved for issuance pursuant to the Stock Incentive Plan, of which no more than 1,480,158 may be used for stock awards (with no more than half of these awards to be issued without specified vesting schedules of at least one to three years, depending on the type of award). As of August 31, 2001, options to purchase 6,112,766 shares of common stock and restricted stock awards to purchase 39,475 shares of Common Stock were outstanding pursuant to the plan. The number of shares of common stock available under the Stock Incentive Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends). Any awards under the Stock Incentive Plan that are made in substitution for awards made by Sara Lee Corporation during their ownership of Coach or in connection with an acquisition, will not reduce the number of shares available for issuance under the Stock Incentive Plan; 1,396,751 shares underlying stock options and 33,575 stock awards in these categories were outstanding as of August 31, 2001. Shares of common stock that are withheld or sold upon issuance to pay all or a portion of the exercise price or tax withholding obligations in connection with an exercise of stock options also will not reduce the number of shares available for issuance under the Stock Incentive Plan.

      Administration. The Compensation and Employee Benefits Committee of Coach’s Board of Directors (the “Committee”) administers the Stock Incentive Plan. In the case of any award under the Stock Incentive Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee consists solely of two or more “outside Directors” within the meaning of Section 162(m) of the Code. The Committee has the power to determine the terms of the awards granted, including the exercise price, the number of shares subject to each option, the exercisability of the options and the form of consideration payable upon exercise.

      Eligibility. The Committee, in its sole discretion, may from time to time grant options or restricted stock awards to any number of employees of Coach (or any subsidiary). The Committee determines at the time of each grant the number of shares subject to such options or restricted stock awards. All of our employees that are not covered by a collective bargaining agreement are eligible to participate in the Stock Incentive Plan under the terms of the plan; as of August 31, 2001, approximately 350 employees belonged to classes of employees that receive regular annual grants under the plan.

      Options. The exercise price of all options granted under the Stock Incentive Plan must be at least equal to the fair market value of Coach common stock on the grant date. The Committee may grant options that provide for the grant of a restoration option. If a person exercises an option that contains a restoration option provision and pays the exercise price by tendering shares of Coach common stock to Coach, or satisfies the minimum tax-withholding obligations by authorizing Coach to withhold shares that would be granted under the option, the person exercising the option may receive a restoration option for the number of shares tendered or withheld. The Committee determines all other terms of options. No optionee may be granted an option to purchase more than 1,480,158 shares over the term of the Stock Incentive Plan, except that in the calendar year that an optionee begins service as the Chief Executive Officer, the optionee may be granted options to purchase up to 500,000 shares. Neither of these limits will include restoration options. The number of shares for which restoration options may be granted to any optionee in any calendar year may not exceed 500,000 shares. After termination of employment, an optionee may exercise a vested option for the period of time stated in the option agreement. Generally, if termination is due to:

•	death or disability, vesting accelerates and the option will remain exercisable until the earlier of its expiration date or 5 years;

•	retirement, vesting continues and the option will remain exercisable until its expiration date;

•	involuntary termination under which severance benefits are payable, vesting continues during the severance period and a vested option will remain exercisable until the earlier of its expiration date or 90 days after the last day of the period for which severance benefits are payable; or

•	cause, the option will terminate in its entirety on the date of termination.

In all other cases, a vested option will generally remain exercisable for 90 days; however, an option may never be exercised later than the expiration of its term. The options granted to employees in Coach’s initial public offering provide that retirement within two years of such offering will be treated as a voluntary termination with respect to 50% of the options granted to the retiring employee. Coach employees may be required to sign option agreements that obligate such employees to repay all financial gains they realize from exercising all or a portion of an option within the six-month period preceding certain conduct that is contrary or harmful to Coach’s interests, such as accepting employment with one of its competitors.

      Stock Appreciation Rights. All stock appreciation rights, or SARs, granted under the Stock Incentive Plan generally represent a right to receive payment, in cash, stock, or a combination of cash and stock, equal to the excess of the fair market value of a specified number of shares of common stock on the exercise date over the fair market value of such shares on the grant date.

      Stock Awards. A stock award granted under the Stock Incentive Plan represents an award made in or valued in whole or in part by reference to shares of common stock and may be payable in whole or in part in stock. The Committee determines the conditions and restrictions of all stock awards granted under the Stock Incentive Plan. No more than 20% of the shares reserved for issuance under the Stock Incentive Plan may be issued as a stock award.

      Payment Deferrals. The Committee may require or permit an optionee to defer the receipt of shares or cash or other property upon settlement of awards. The Committee may also allow the payment or crediting of earnings on deferred amounts.

      Transferability of Options, SARS and Stock Awards. The Stock Incentive Plan generally does not allow for the transfer of options, SARs or stock awards other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures. Only the employee may exercise his or her options during his or her lifetime.

      Adjustments in Connection with a Change in Control. In contemplation of or in the event of a change in control, all unvested Coach options and restricted stock awards will vest automatically.

      Amendment of the Stock Incentive Plan. Coach’s Board of Directors has the authority to amend, suspend or terminate the Stock Incentive Plan, provided it does not adversely affect any award previously granted under the plan without the affected award holder’s consent.

      Options. The terms and conditions of each option will be set forth in a separate written agreement with the person receiving the option, which will state whether the option is a “non-qualified stock option” or an “incentive stock option.” In lieu of an agreement, the Committee may determine a set of rules that will apply to all options granted to a group of employees or on a given date.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes U.S. federal tax treatment of options granted under the Stock Incentive Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising Awards under the Plan.

      Non-Qualified Stock Options. If an optionee is granted options under the Stock Incentive Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Coach be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Coach will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

      In connection with an optionee’s exercise of a non-qualified stock option, the optionee can use shares of common stock to pay the United States income taxes on his gain under two separate procedures:

•	Stock-for-Tax Withholding. Coach is required to withhold the minimum required income taxes resulting from the option exercise. An optionee can satisfy the minimum withholding requirement with common stock rather than cash. This is done by having Coach withhold the required common stock from the total number of shares the optionee would normally receive from the option exercise. This transaction is referred to as “stock-for-tax withholding.” An optionee can only use stock-for-tax withholding to pay minimum withholding taxes. Stock-for-tax withholding does not apply for taxes above the minimum required rate.

•	Stock-for-Tax Exchange. To satisfy United States income taxes in excess of the minimum required amount (up to the maximum statutory rate), an optionee may use common stock he has owned for at least 6 months and will attest to Coach as to the ownership of these shares. The transaction is referred to as a “stock-for-tax exchange.” We strongly encourage optionees to discuss the consequences of a stock-for-tax exchange with their tax advisers.

      Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the Stock Incentive Plan that constitutes an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Gain realized by the optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Coach, unless the optionee disposes of the common stock within (A) two years after the date of grant of the incentive stock option or (B) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and Coach will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Coach will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

      SARs. No taxable income is realized on the receipt of an SAR, but on exercise of the SAR the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the optionee in the year of the exercise. Coach will be entitled to a deduction for compensation paid in the same amount which the optionee realized as ordinary income.

      Stock Awards. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and Coach will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such restricted stock unit (plus the amount of any dividend equivalents awarded with respect to the restricted stock unit and interest thereon), and Coach will be entitled to a corresponding deduction.

      Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock Options and SARs will satisfy the “performance-based” exception if (A) the awards are made by a qualifying compensation committee, (B) the Stock Incentive Plan sets the maximum number of shares of Common Stock that can be granted to any person within a specified period and (C) the compensation is based solely on an increase in the common stock price after the grant date. The Stock Incentive Plan has been designed to permit the Committee to grant stock options which will qualify as “performance-based compensation.”

      The foregoing is only a summary of the effect of federal income taxation upon the participant and Coach with respect to the options granted under the Stock Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

INCORPORATION BY REFERENCE

      The foregoing is only a summary of the Stock Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Proposal 3: Adoption of the Coach, Inc. Non-Employee Director Stock Plan

       On June 23, 2000, our Board of Directors adopted the Coach, Inc. 2000 Non-Employee Director Stock Plan (the “Director Plan”). The Director Plan was approved on June 29, 2000, prior to Coach’s initial public offering, by Sara Lee Corporation, as Coach’s sole stockholder. The Director Plan, as amended to date, is subject to stockholder approval under the rules of the New York Stock Exchange. At the Annual Meeting, Coach’s stockholders are being asked to approve the Director Plan and the reservation of shares for issuance thereunder.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COACH, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN.

VOTE REQUIRED

      Approval of the Director Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

DESCRIPTION OF THE DIRECTOR PLAN

      General. The purpose of the Director Plan is to promote Coach’s long-term growth by increasing the proprietary interest of Coach’s non-employee Directors and to attract and retain highly qualified and capable non-employee Directors.

      Administration. Coach’s Board of Directors administers the Director Plan and may elect to make discretionary grants under the plan, as described below.

      Number of Shares Available under the Director Plan. As of August 31, 2001, an aggregate of 127,372 shares of common stock were reserved for options and share awards under the Director Plan. In any fiscal year, the aggregate number of shares that will be available for awards under the Director Plan will be two-tenths of one percent (.2%) of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year. The number of shares of common stock available under the Director Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends). We have five outside Directors who are eligible to participate in the Director Plan.

      Election for Directors’ Fees. Non-employee Directors may elect to receive all or any portion of their annual Directors fees in the form of either stock options or stock awards or a combination of options and stock.

      Options. Pursuant to the Director Plan, each non-employee Director receives an annual option retainer consisting of 5,000 options on the last regularly scheduled meeting of the Board held in the second fiscal quarter of each year, beginning the second fiscal quarter of 2001. In addition, each non-employee Director was granted an option to purchase 5,000 shares of common stock as of the date of Coach’s initial public offering. Since May 2001, it has been Coach’s policy to grant an additional 5,000 options to each new Director who joins the Board. The Board of Directors may also grant additional options to any non-employee Director in its discretion. All options granted under the Director Plan shall be evidenced by a written stock option agreement. A restoration option may be granted if a non-employee Director pays the purchase price upon exercise of an option by surrendering shares. All options granted under the Director Plan have a term not longer than 10 years and an exercise price equal to the fair market value of Coach common stock on the date of grant. Options generally become vested six months after the option grant date. After termination of services as a non-employee Director, an optionee may exercise the vested portion of his or her options until their original expiration date. A non-employee Director generally may not transfer options granted to him or her under the Director Plan other than by will or the laws of descent and distribution. Only an optionee may exercise his or her options during his or her lifetime.

      Stock and Options in Lieu of Fees. Coach will deliver to each non-employee Director who elects to receive stock in lieu of fees the number of shares equal to the portion of the annual Directors fees elected to be invested in shares divided by the fair market value per share on the award date. Shares to be paid in respect of, and prior to, the one-year period beginning on the first November 1 after such election will not be transferred to the non-employee Director until immediately after the first annual meeting of stockholders held after the date of such award. The amount of dividends that would otherwise be paid on such shares will be held by Coach until immediately after that annual meeting. Any undelivered shares and dividend equivalents will be forfeited if the non-employee Director is not elected a Director of Coach at that annual meeting. We will deliver to each non-employee Director who elects to receive options in lieu of fees the number of shares equal to (a) three times the portion of the annual Directors fees elected to be paid in the form of an option, divided by (b) the fair market value per share on the option grant date.

      Adjustments in Connection with a Change of Control. In the event of a change in control, all outstanding options shall become immediately vested and exercisable and all shares and dividend equivalents not yet transferred to the non-employee Director shall be immediately transferred to the non-employee Director.

      Amendment and Termination of the Director Plan. Coach’s Board of Directors has the authority to amend or terminate the Director Plan at any time, provided it does not adversely affect any award previously granted under the Director Plan without the affected non-employee Director’s consent.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes U.S. federal tax treatment of options granted under the Director Plan under federal tax laws currently in effect. The rules governing the tax treatment of options and stock awards are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Participants are encouraged to seek professional tax advice in connection with any option or stock award received under the Director Plan.

      Options. Options granted under the Director Plan are non-qualified stock options. Accordingly, if a non-employee Director is granted an option under the Director Plan, he or she will not have taxable income on the grant of the option, nor will Coach be entitled to any deduction. Instead, on exercise of the option, the optionee will generally recognize ordinary income, and Coach will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

      Stock Awards. If a participant receives an award of shares of common stock under the Director Plan, the participant will generally not recognize taxable income at the award date, and Coach will not be entitled to a deduction at that time. Instead, unless the participant makes a valid election under Section 83(b) of the Code, the participant will generally recognize ordinary income at the time an award becomes vested (generally the date of the first annual meeting of our stockholders that occurs after the one-year anniversary of the award date, provided that optionee is re-elected to Coach’s Board of Directors at such time) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such award (plus the amount of any dividend equivalents awarded with respect to the award), and Coach will be entitled to a corresponding deduction. If the participant makes a valid election under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock, and Coach will be entitled to a deduction for the same amount.

INCORPORATION BY REFERENCE

      The foregoing is only a summary of the Director Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

Proposal 4: Adoption of the Coach, Inc. Performance-Based Annual Incentive Plan

       On June 23, 2000, our Board of Directors adopted the Coach, Inc. Performance-Based Annual Incentive Plan (the “Annual Plan”). The Annual Plan was approved on June 29, 2000, prior to Coach’s initial public offering, by Sara Lee Corporation, as Coach’s sole stockholder. The Annual Plan, as amended to date, is subject to stockholder approval. At the Annual Meeting, Coach’s stockholders are being asked to approve the Annual Plan and the $2,000,000 maximum annual award for any individual under the Annual Plan for the purpose of approving the terms of the Annual Plan for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COACH, INC. PERFORMANCE-BASED ANNUAL INCENTIVE PLAN AND $2,000,000 ANNUAL AWARD LIMIT UNDER THE PLAN.

VOTE REQUIRED

      Approval of the Annual Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

DESCRIPTION OF THE ANNUAL PLAN

      General. The Annual Plan is intended to provide Coach’s senior management with annual incentive compensation that is tied to the achievement of pre-established and objective performance goals, such as return on investment and cash flow. As of June 30, 2001, approximately 200 employees were eligible to participate in the Annual Plan.

      Administration. The Committee administers the Annual Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee consists solely of two or more “outside Directors”. Under the Annual Plan, each participant is eligible to receive a predetermined annual award established by the Committee, which award may not exceed $2,000,000, if the performance goals have been satisfied.

      Tax Matters. The Annual Plan is designed to ensure that annual bonuses paid under the plan to our executives are deductible by us without limit under Section 162(m) of the Code, which places a limit of $1,000,000 on the amount of compensation that we may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m). However, certain performance-based compensation is not subject to the deduction limit. The Annual Plan is designed to provide this type of performance-based compensation to Coach’s executives.

      Bonuses paid to Coach’s executives under the Annual Plan will be based upon bonus formulas that tie the bonuses to one or more objective performance standards. Bonus formulas for Coach’s executives will be adopted in each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Internal Revenue Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No bonuses will be paid to executives unless and until the Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Internal Revenue Code and, although the Committee may in its sole discretion reduce a bonus payable to an executive, the Committee has no discretion to increase the amount of any executive’s bonus.

      Reasons for Adoption of the Annual Plan. The Board believes the Annual Plan will provide an incentive for superior work and motivate Coach’s executives toward even higher achievement and exceptional business results. The Board also believes the Annual Plan will further tie Coach’s executives’ goals and interests to those of Coach and our stockholders and will enable us to attract and retain highly qualified senior executives. Payment of bonuses under the Annual Plan will also provide for their deductibility under the Code without regard to Section 162(m) thereof.

INCORPORATION BY REFERENCE

      The foregoing is only a summary of the Annual Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

Proposal 5: Adoption of the Coach, Inc. 2001 Employee Stock Purchase Plan

       On September 4, 2001, our Board of Directors adopted the Coach, Inc. 2001 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan is subject to stockholder approval. At the Annual Meeting, Coach’s stockholders are being asked to approve the Purchase Plan and the reservation of a total of 300,000 shares for issuance thereunder for the purpose of qualifying the Purchase Plan as an “employee stock purchase plan” under Section 423 of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN.

VOTE REQUIRED

      Approval of the Purchase Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

DESCRIPTION OF THE PURCHASE PLAN

      General. The purpose of the Purchase Plan is to provide employees of Coach and its subsidiaries with an opportunity to purchase Coach common stock and, therefore, to have an additional incentive to contribute to the prosperity of Coach.

      Administration. The Purchase Plan is administered by the Committee. The Committee has full power to interpret the Purchase Plan, and the decisions of the Committee are final and binding upon all participants.

      Eligibility. Any employee of Coach or its subsidiaries designated by the Committee who is customarily scheduled to work at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan to the extent that, immediately after the grant, that employee would have owned 5% of either the voting power or the value of all classes of Coach stock or the stock of our subsidiaries, and no employee’s rights to purchase Coach’s common stock pursuant to the Purchase Plan may accrue at a rate that exceeds $25,000 per calendar year. Eligible employees become participants in the Purchase Plan during an Option Period (as defined below) by submitting to Coach a payroll deduction authorization form in the calendar month preceding the Offering Date (as defined below) on which such Option Period commences. As of August 31, 2001, approximately 2,600 employees were eligible to participate in the Purchase Plan.

      Number of Shares. Subject to antidilution and other adjustment provisions, we have reserved 300,000 shares for issuance under the Purchase Plan.

      Participation in an Offering. The Purchase Plan is implemented through successive, six-month option periods. The Option Period begins on the Offering Date (each June 1 and December 1) and ends on the next succeeding Exercise Date (each May 31 and November 30). Pending Coach’s hiring of a plan administrator, the first Offering Date may occur later than December 1, 2001, with the first Exercise Date occurring as scheduled on May 31, 2002. Common stock is purchased under the Purchase Plan every six months on the Exercise Date, unless the participant withdraws or terminates employment earlier. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions for an Option Period must be equal to at least 1%, but not more than 15%, of a participant’s compensation.

      Purchase Price, Shares Purchased. Shares of common stock may be purchased under the Purchase Plan at a price of 85% of the fair market value of the common stock on (a) the Offering Date or (b) the Exercise Date of the Option Period, whichever is lower (the “Option Price”). The number of whole shares of Coach common stock a participant purchases on each Exercise Date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Option Period by the purchase price. On each Exercise Date, each participant shall automatically be deemed to purchase the largest number of whole shares of common stock which can be purchased with the amount then in the participant’s account as of the applicable Exercise Date.

      Termination of Eligibility. Termination of a participant’s eligibility for any reason, including death, immediately cancels his or her option and participation in the Purchase Plan. In such event, the payroll deductions credited to the participant’s account will be refunded to the participant or his or her designated beneficiary or estate within 21 days of termination of employment or other cessation of eligibility.

      Adjustments For Changes. In the event that adjustments are made in the number of outstanding shares of common stock or the shares are exchanged for a different class of stock of Coach by reason of stock dividend, stock split or other subdivision, the Committee will make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase under the Purchase Plan and (b) the Option Price of outstanding options. In the event of the merger of consolidation of Coach into another corporation, the acquisition by another corporation of all or substantially all of Coach’s assets or 80% or more of Coach’s then outstanding voting stock or the liquidation or dissolution of Coach, the date of exercise with respect to outstanding options will be the business day immediately preceding the effective date of the merger, consolidation, acquisition, liquidation or dissolution unless the Committee, in its sole discretion, provides for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

      Amendment and Termination of the Plan. Coach’s Board of Directors may amend, suspend, or terminate the Purchase Plan at any time, except that it may not increase the number of shares subject to the Purchase Plan or change the designation or class of eligible employees without approval of Coach’s stockholders given within 12 months before or after action by the Board.

      Cessation of Contributions; Withdrawal. A participant may cease payroll deductions during an Option Period by delivering notice to Coach. A participant who ceases contributions to his or her account during any Option Period will not be permitted to resume contributions during that Option Period. A participant may withdraw from the Purchase Plan at any time by written notice to Coach prior to the close of business on an Exercise Date or such earlier date as the Committee may establish.

FEDERAL INCOME TAX CONSEQUENCES

      If our stockholders approve this proposal, then the Purchase Plan, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Offering Date and more than one year from the Exercise Date, then the participant generally will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the Option Price, or (b) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Option Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Coach is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Coach.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and Coach with respect to the shares purchased under the Purchase Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

INCORPORATION BY REFERENCE

      The foregoing is only a summary of the Purchase Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix D.

Matters Relating to Coach’s Independent Auditors

       Appointment of Auditors; Attendance at Meeting. Coach’s Board of Directors has selected Arthur Andersen LLP to audit Coach’s financial statements for the fiscal year ending June 29, 2002. Representatives of Arthur Andersen will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

      Audit Fees. Arthur Andersen billed us aggregate fees of $409,000 for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2001 and for reviews of the financial statements included in our quarterly reports on Forms 10-Q for the first three quarters of fiscal 2001.

      Financial Services Information Systems Design. Arthur Andersen did not bill us for professional services rendered for various systems implementation projects in fiscal 2001.

      All Other Fees. Arthur Andersen billed us aggregate fees of $33,000 for other professional services rendered in fiscal 2001.

      The Audit Committee of Coach’s Board of Directors considered the services listed above to be compatible with maintaining Arthur Andersen’s independence.

Meetings and Committees of the Board

       The Board of Directors held five meetings during the 2001 fiscal year. In addition to meetings of the full Board, Directors also attended meetings of Board committees. All of the Directors attended at least 75% of all the meetings of the Board held during the fiscal year and all meetings of the Board committees on which he or she served during the fiscal year, except that Joseph Ellis did not attend one of three Audit Committee meetings, and Irene Miller joined the Board in May 2001 following the last meeting during fiscal 2001. The Board of Directors has standing Audit, Compensation and Employee Benefits and Nominations Committees. The following table shows the current membership of our Board of Directors and these committees.

Board Membership and Committee Roster

Compensation and
Name	Audit	Employee Benefits	Nominations

Joseph Ellis	X	X	X*

Lew Frankfort			X

Paul Fulton**	X	X*

Gary Grom**		X

Irene Miller		X

Keith Monda

Michael Murphy	X*	X

*	Chair

**	Not continuing as a Director following our Annual Meeting of Stockholders

      Audit Committee. Coach’s Audit Committee is comprised of independent Directors and met three times during fiscal 2001. The Audit Committee reviews Coach’s auditing, accounting, financial reporting and internal control functions and makes recommendations to the Board of Directors for the selection of independent accountants. In addition, the committee reviews Coach’s accounting principles and financial reporting, as well as the independence of, and the non-audit services provided by, Coach’s independent accountants. In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent accountants’ fees;

•	meets independently with Coach’s internal auditing staff, its independent accountants and senior management; and

•	reviews the general scope of Coach’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit.

      Coach’s Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the New York Stock Exchange. The Committee operated pursuant to a charter approved by the Board of Directors in September 2000. A copy of the current charter is attached to this proxy statement as Appendix E. The Committee has implemented procedures to ensure that during the course of each fiscal year it devoted the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter.

      Compensation and Employee Benefits Committee. Coach’s Compensation and Employee Benefits Committee is comprised of independent Directors and met four times during fiscal 2001. The Compensation and Employee Benefits Committee determines, approves and reports to the Board of Directors on all elements of compensation for Coach’s elected officers and other key executives, including targeted total cash compensation and long-term equity based incentives, and administers various employee benefit plans.

      Nominations Committee. The Board of Directors has established a Nominations Committee, which did not meet during fiscal year 2001. The functions of the Nominations Committee include recommending candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. The Nominations Committee will consider all candidates recommended by shareholders in accordance with the procedure established in Coach’s bylaws. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in Coach’s proxy statement. Recommendations should be submitted to the Secretary of Coach.

Compensation Committee Interlocks and Insider Participation

      Coach’s Compensation and Employee Benefits Committee makes all compensation decisions regarding the executive officers. None of Coach’s executive officers serve on the Compensation Committee or Board of Directors of any other company of which any of the members of the Compensation and Employee Benefits Committee or the Board of Directors is an executive officer.

Director Compensation

      Directors who are Coach employees receive no compensation for their services as Directors. Coach’s outside Directors (i.e., Directors who are not Coach employees) receive an annual retainer of $30,000 and an annual grant of 5,000 options to purchase shares of Coach common stock. Chairpersons of Coach’s Board committees receive an additional $5,000 annually. In addition, upon joining Coach’s Board (or, in the case of one director, shifting to outside Director status after our split-off from Sara Lee), each new outside Director since May 2001 has received a grant of 5,000 options to purchase Coach common stock. The exercise price of these options equals the fair market value of Coach common stock on the date of grant. Coach’s outside Directors may elect to receive common stock, options to purchase common stock, or a combination of common stock and options, in lieu of all or any portion of the $30,000 annual retainer. In addition, Coach’s outside Directors may elect to defer part or all of their annual cash retainer under Coach’s 2000 Non-Qualified Deferred Compensation Plan for Outside Directors. Deferred amounts may be invested in a stock equivalent account or in an interest-bearing account. There are no service contracts in existence or proposed between Coach and any of its Directors.

Audit Committee Report

      The Audit Committee assists the Board of Directors in its oversight of Coach’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including Coach’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States.

      The Audit Committee reviewed and discussed the audited financial statements with management and independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Coach’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communications with Audit Committees). Coach’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors their independence from Coach.

      Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Coach’s Annual Report on Form 10-K for the year ended June 30, 2001 that has been filed with the Securities and Exchange Commission.

Audit Committee
Michael Murphy (Chairman)
Paul Fulton
Joseph Ellis

Coach Stock Ownership by Certain Beneficial Owners and Management

       The table below presents stock ownership information, as of August 31, 2001, with respect to the beneficial ownership of Coach’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our chief executive officer and the four other most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of June 30, 2001, and all current Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      In general, “beneficial ownership” includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Where indicated, the beneficial ownership described below includes share unit balances held under Coach’s Executive Deferred Compensation Plan or its Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Coach’s common stock. The amounts ultimately realized by the Directors and executives will reflect all changes in the market value of Coach common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights, but are credited with dividend equivalents, if any.

		Percent
Beneficial Owner(1)	Shares Owned	of Class

FMR Corp.(1)	5,987,732	13.7%
Wellington Management Company LLP(2)	4,644,209	10.6%
Lew Frankfort(3)	852,195	1.9%
Keith Monda(4)	194,666	*
David DeMattei(5)	97,664	*
Reed Krakoff(6)	110,094	*
Richard Randall(7)	22,547	*
Joseph Ellis(8)	10,744	*
Paul Fulton(9)	23,975	*
Gary Grom	30,090	*
Irene Miller	1,000	*
Michael Murphy(10)	20,000	*
All Directors and Officers as a Group (12 people)(11)	1,433,703	3.2%

*	Less than 1%.

(1)	Based upon a Schedule 13G filed with the SEC on May 10, 2001. Includes 4,555,432 shares beneficially owned by Fidelity Management & Research Company, 753,500 shares beneficially owned by Fidelity Management Trust Company, and 678,800 shares beneficially owned by Fidelity International Limited. The address of FMR Corp., Fidelity Management and Research Company and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(2)	Based upon a Schedule 13G filed with the SEC on May 10, 2001. The address of Wellington Management Company LLC is 75 State Street, Boston, Massachusetts 02109.

(3)	Includes 728,750 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options and 28,992 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(4)	Includes 131,779 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options and 47,648 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(5)	Includes 87,233 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options.

(6)	Includes 100,003 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options.

(7)	Includes 20,000 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options and 2,547 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(8)	Includes 10,000 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options and 744 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(9)	Includes 10,000 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options.

(10)	Includes 10,000 shares of common stock that may be purchased within 60 days of August 31, 2001 pursuant to the exercise of options.

(11)	Includes 1,158,807 shares subject to options exercisable within 60 days of August 31, 2001 and 85,686 stock equivalents held by our executive officers and Directors.

Executive Compensation

       The following table sets forth compensation information for Coach’s chief executive officer and the four next most highly compensated executive officers for the fiscal years ended June 30, 2001, July 1, 2000 and July 3, 1999. Until October 2000, the executive officers named in the table below participated in Sara Lee compensation plans. All information set forth in this table reflects compensation paid to these individuals for services performed for the Coach business during the fiscal years ended June 30, 2001, July 1, 2000 and July 3, 1999.

Summary Compensation Table

						Long-Term Compensation Awards

		Annual Compensation					Number of
						Restricted	Securities
	Fiscal			Other Annual		Stock	Underlying	All Other
Name and Position	Year	Salary	Bonus	Compensation		Awards(1)	Options(2)	Compensation(3)

Lew Frankfort	2001	$500,000	$665,000	$250,000	(4)	—	576,150	$64,209
Chairman and	2000	470,833	460,616	250,000	(4)	$228,750	172,749	51,472
Chief Executive	1999	450,000	399,150	—		201,600	158,124	43,925
Officer

Keith Monda	2001	410,000	369,000	250,000	(4)	—	150,000	47,606
Executive Vice	2000	370,833	331,432	250,000	(4)	112,088	24,000	36,576
President and	1999	350,000	286,907	639,470	(5)	100,800	50,000	5,347
Chief Operating
Officer

Reed Krakoff	2001	450,000	405,000	300,980	(4)	—	300,000	38,767
President,	2000	389,667	338,523	250,000	(4)	112,088	24,000	27,486
Executive Creative	1999	336,667	260,496	—		100,800	24,000	19,667
Director

David DeMattei	2001	500,000	348,000	250,000	(4)	—	170,000	47,224
President, Retail	2000	450,000	360,000	250,000	(4)	112,088	24,000	3,191
Division	1999	425,000	515,308	—		144,000	50,000	3,013

Richard Randall	2001	310,000	186,000	—		—	60,000	13,177
Senior Vice	2000	34,819	50,000	—		—	—	6,278
President and	1999	—	—	—		—	—	—
Chief Financial
Officer

(1)	For fiscal years 2000 and 1999, reflects the market value of Sara Lee restricted stock units on the date of grant. For fiscal year 2000, market value was calculated based on $22.875 per share and includes 10,000 performance-based restricted stock units granted to Lew Frankfort, and the following number of service-based restricted stock units: Keith Monda, 4,900; Reed Krakoff, 4,900; and David DeMattei, 4,900. For fiscal year 1999, market value was calculated based on $24.00 per share and includes 8,400 performance-based restricted stock units granted to Lew Frankfort, 4,200 to Keith Monda, 4,200 to Reed Krakoff and 6,000 to David DeMattei. Sara Lee performance-based restricted stock units may be earned three years after their grant date based upon achievement of specific earnings per share and return on invested capital goals that Sara Lee approved at the beginning of each three-year performance cycle. These two financial goals are evenly weighted. The service-based restricted stock units may be earned three years after their grant date, based solely upon the participant’s continued employment with Sara Lee or Coach. Dividends on the restricted stock units are escrowed during the three-year performance or service cycle. Dividends and interest on the escrowed dividends are distributed at the end of the performance or service cycle in the same proportion as the restrictions on the restricted stock units lapse. To the extent the performance goals or service requirements are not attained, the restricted stock units, the escrowed dividends and interest will be forfeited. On October 4, 2000, all service-based restricted stock units were voluntarily converted into Coach service-based restricted stock units with similar service requirements.

(2)	For fiscal year 2001, represents the number of shares of Coach common stock underlying options. For fiscal years 2000 and 1999, represents the number of shares of Sara Lee common stock underlying options. On October 4, 2000, all of these options were voluntarily converted into options to purchase shares of Coach common stock.

(3)	Includes payment by Coach of the following amounts for life insurance on behalf of each of the executive officers above for fiscal year 2001: $15,240 for Lew Frankfort; $7,134 for Keith Monda; $2,213 for Reed Krakoff, $3,711 for David DeMattei and $13,177 for Richard Randall. Includes payment by Sara Lee of the following amounts for life insurance on behalf of each of the executive officers above for fiscal year 2000: $10,555 for Lew Frankfort; $5,872 for Keith Monda; $1,940 for Reed Krakoff, $3,191 for David DeMattei and $6,278 for Richard Randall. Includes payment by Sara Lee of the following amounts for life insurance on behalf of each of the executive officers above for fiscal year 1999: $15,853 for Lew Frankfort; $5,347 for Keith Monda; $1,467 for Reed Krakoff; and $3,013 for David DeMattei. Includes Sara Lee’s contributions under its employee stock ownership plan and supplemental retirement benefit plan of the following amounts on behalf of the following executive officers contained in the table above for fiscal year 2001: $48,969 for Lew Frankfort, $40,472 for Keith Monda, $36,554 for Reed Krakoff and $43,513 for David DeMattei. Includes Sara Lee’s contributions under its employee stock ownership plan and supplemental retirement benefit plan of the following amounts on behalf of the following executive officers contained in the table above for fiscal year 2000: $40,917 for Lew Frankfort, $30,704 for Keith Monda and $25,546 for Reed Krakoff. Includes Sara Lee’s contributions under its employee stock ownership plan and supplemental retirement benefit plan of the following amounts on behalf of the following executive officers contained in the table above for fiscal year 1999: $28,072 for Lew Frankfort; and $18,200 for Reed Krakoff.

(4)	Represents payments made in August 2001 and November 2000 under the Coach 2000 Growth Incentive Plan. These payments were made based on the achievement of operating profit targets for fiscal year 2000 and the waiver of other requirements under the plan, as described in “Compensation and Employee Benefits Committee Report on Executive Compensation — 2000 Growth Incentive Plan.” Amount shown for Reed Krakoff for fiscal 2001 also includes $50,980 for car service.

(5)	Consists of a $639,470 relocation allowance paid to Mr. Monda.

      The following table shows all grants of options to acquire shares of Coach common stock made to the executive officers of Coach named above in the Summary Compensation Table during the fiscal year ended June 30, 2001.

Option Grants in Fiscal 2001

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term(3)
	the Options		in Fiscal	Price Per	Expiration
Name	Granted(1)		Year	Share(2)	Date	5%	10%

Lew Frankfort	500,000		16.05%	$16.00	October 2010	$5,031,157	$12,749,940
	903	(4)		34.50	January 2003	2,648	5,400
	3,830	(4)		34.50	August 2003	15,365	31,745
	962	(4)		34.50	January 2004	4,622	9,647
	3,356	(4)		34.50	August 2004	19,926	42,176
	8,728	(4)		34.50	August 2005	69,467	150,770
	12,449	(4)		34.50	August 2006	125,512	279,501
	29,501	(4)		34.50	August 2007	363,193	830,360
	6,325	(4)		34.50	January 2008	83,961	194,136
	6,325	(4)		34.50	August 2008	92,672	217,653
	3,771	(4)		34.50	August 2009	64,519	155,752

Keith Monda	150,000		4.18%	16.00	October 2010	1,509,347	3,824,982

David DeMattei	170,000		4.74%	16.00	October 2010	1,710,593	4,334,979

Reed Krakoff	200,000		8.36%	16.00	October 2010	2,012,463	5,099,976
	100,000			22.81	November 2010	1,434,509	3,635,327

Richard Randall	60,000		1.67%	16.00	October 2010	603,739	1,529,993

(1)	Share amounts exclude additional options to purchase Coach, Inc. common stock that were granted to Coach employees upon voluntary conversion of Sara Lee Corporation stock options that were granted to those employees in previous fiscal years when Coach was owned by Sara Lee. These replacement options were issued to our named executive officers as follows: Lew Frankfort received options to purchase a total of 708,578 shares at prices ranging from $16.00 to $30.44 and with expiration dates ranging from July 2002 to August 2009; Keith Monda and David DeMattei each received options to purchase a total of 91,690 shares at prices ranging from $16.00 to $24.03 and with expiration dates ranging from August 2008 to August 2009; and Reed Krakoff received options to purchase a total of 96,645 shares at prices ranging from $16.00 to $24.03 and with expiration dates ranging from January 2007 to August 2009;

(2)	Exercise price equals 100% of the fair market value of the common stock on the date of grant. Each option expires 10 years after the grant date, other than restoration stock options described in more detail in footnote (3) below. The options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant. In the event of a change in control of Coach, all options would become immediately exercisable.

(3)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. A zero percent gain in stock price will result in zero dollars for the optionee. The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the rules of the Securities and Exchange Commission. These growth rates are not intended to forecast future appreciation, if any, of the price of Coach common stock.

(4)	These are restoration stock options, which are granted when an executive exercises an existing option by surrendering Coach common stock. The grant of a restoration stock option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. These options become exercisable six months after the date of the grant.

      The following table shows aggregate exercises of options to purchase Coach common stock made during the fiscal year ended June 30, 2001 by the executive officers of Coach named above in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lew Frankfort	115,107	$2,129,480	505,912	663,709	$6,368,671	$12,727,973
Keith Monda	—	—	51,217	190,473	808,383	3,959,542
David DeMattei	—	—	51,217	210,473	808,383	4,400,542
Reed Krakoff	66,906	1,048,549	—	329,739	—	6,418,930
Richard Randall	—	—	—	60,000	—	1,323,000

(1)	Options are “in-the-money” at fiscal year-end if the market value of the underlying Coach securities on that date exceeds the exercise price of the options. The amounts set forth represent the difference between the closing price of Coach common stock of $38.05 on the New York Stock Exchange on June 29, 2001 (the last business day of the fiscal year) and the option exercise price payable for those shares.

Plan Information

      Stock Incentive Plan. Coach’s 2000 Stock Incentive Plan, approved by Coach’s Board of Directors in June 2000 and as amended and restated as of September 4, 2001, provides for the issuance of up to 7,400,792 shares of common stock pursuant to the grant of both “nonqualified stock options” and “incentive stock options,” as defined in the Stock Incentive Plan, and restricted stock awards to employees. As of August 31, 2001:

•	options to purchase 6,112,766 shares of common stock were outstanding (of which 1,396,751 are options that were granted in substitution for Sara Lee options and do not reduce the total number of options that may be granted under the plan), with a weighted average exercise price of $23.93 per share;

•	39,475 unvested restricted stock units were outstanding (of which 33,575 are restricted stock units that were granted in substitution for Sara Lee restricted stock grants and do not reduce the total number of units that may be granted under the plan); and

•	2,684,777 shares were available for future grants.

The options generally vest in equal installments on each of the first three anniversaries of the date of grant. The Stock Incentive Plan is being submitted for stockholder approval. See “Proposal 2 — Adoption of the Coach, Inc. 2000 Stock Incentive Plan.”

      Outside Director Plan. Coach’s 2000 Non-Employee Director Stock Plan, approved by the Board of Directors in June 2000 and as amended and restated as of May 3, 2001, provides for the issuance of up to 127,372 shares of common stock pursuant to the grant of both nonqualified stock options and stock awards to our outside Directors. As of August 31, 2001, options to purchase 40,000 shares of common stock were outstanding, with a weighted average exercise price of $23.22 per share and options to purchase 87,372 shares of common stock were available for future grant. The options generally vest six months after the date of grant. The Director Plan is being submitted for stockholder approval. See “Proposal 3 — Adoption of the Coach, Inc. 2000 Non-Employee Director Stock Plan.”

      Annual Plan. Coach’s Performance-Based Annual Incentive Plan was adopted by the Board of Directors in June 2000. The Annual Plan is intended to provide Coach senior management with annual incentive compensation that is tied to the achievement of pre-established and objective performance goals, such as return on investment and cash flow. A committee of two or more members of Coach’s Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, administers the Annual Plan. Under the Annual Plan, each participant is eligible to receive a predetermined annual award established by the Compensation and Employee Benefits Committee, which award may not exceed $2.0 million, if the performance goals have been satisfied. The Annual Plan is being submitted for stockholder approval. See “Proposal 4 — Adoption of the Coach, Inc. Performance-Based Annual Incentive Plan.”

      Purchase Plan. Coach’s 2001 Employee Stock Purchase Plan, approved by the Board of Directors in September 2001, provides for the issuance of up to 300,000 shares of common stock to employees. The Purchase Plan is intended to be an “employee stock purchase plan” as described in Section 423 of the Code. The Purchase Plan is administered by the Committee.

      The Purchase Plan permits eligible employee participants to purchase our common stock through payroll deductions at a price per share which is equal to the lesser of eight-five percent (85%) of the fair market value of the common stock on the first or the last day of an offering period. The Purchase Plan provides for two offering periods each calendar year. The first is June 1 through November 30, and the second is December 1 through May 31. On the last day of each offering period, each participant’s accrued payroll deductions are automatically applied to the purchase of common stock.

      Employees eligible to participate in the Purchase Plan consist of all of our employees, except that the Purchase Plan excludes from participation any employee whose customary employment is for less than 20 hours per week or for not more than 5 months during a calendar year and any employee who owns stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of our subsidiaries. No participant may purchase shares of common stock in any calendar year under the Purchase Plan with an aggregate fair market value (generally determined as of the beginning of the plan year) in excess of $25,000. The Purchase Plan is being submitted for stockholder approval. See “Proposal 5 — Approval of Coach, Inc. 2001 Employee Stock Purchase Plan.”

      Coach, Inc. Savings and Profit Sharing Plan. Coach maintains a tax-qualified 401(k) savings and profit sharing plan. Employees may elect to participate in the plan after completing three months of service with us. After one year of service, we match 50% of employee contributions up to 6% of compensation deferred. Matching contributions vest at a rate of 20% per year starting with the employee’s second year of service. We may also elect to make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. These contributions vest in full on the fifth anniversary of the employee’s service. We did not make any contributions this plan during fiscal 2001, since the plan became effective as of the beginning of fiscal 2002.

      Pension Plans. Coach sponsors a noncontributory defined benefit plan, the Coach Leatherware Company, Inc. Supplemental Pension Plan, for employees who are subject to certain collective bargaining arrangements. In addition, prior to the distribution of Coach from the Sara Lee Corporation, certain Coach employees actively participated in Sara Lee’s Pension and Retirement Plan.

Performance Graph

       The following graph compares the performance of Coach’s common stock with the performance of the S&P 500 Index and the “peer group” companies listed below over the period from October 4, 2000, the date of Coach’s initial public offering on the New York Stock Exchange, through June 30, 2001, the end of Coach’s most recent fiscal year. Coach’s “peer group,” as determined by management, consists of:

•	Ann Taylor Stores Corporation;

•	Gucci Group N.V.;

•	Kenneth Cole Productions, Inc.;

•	Polo Ralph Lauren Corporation;

•	Tiffany & Co.;

•	The Talbots, Inc.; and

•	Williams-Sonoma, Inc.

      The graph assumes that $100 was invested on October 4, 2000 in each of Coach’s common stock, the Standard and Poor’s 500 Stock Index and a “Peer Composite” index tracking the peer group companies listed above, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC’s requirements and is not intended to forecast or be indicative of future performance.

	10/4/00	12/29/00	3/30/01	6/30/01
Coach, Inc.	100.00	179.69	180.69	237.81
Peer Composite	100.00	69.27	73.75	99.44
S&P 500 Index	100.00	90.42	85.47	84.44

Compensation and Employee Benefits Committee Report on Executive Compensation

       Pursuant to rules designed to enhance disclosure of Coach’s policies toward executive compensation, set forth below is a report prepared by Coach’s Compensation and Employee Benefits Committee addressing Coach’s compensation policies for the fiscal year ended June 30, 2001 as they affected Coach’s executive officers:

      The Committee. The Compensation and Employee Benefits Committee is comprised of Directors who are not employees or former employees of Coach. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Coach’s named executive officers whose compensation is shown in this proxy statement, as well as other highly compensated senior executives within the Coach Operating Group. The Committee reviews and approves the short-term and long-term incentive compensation programs for the organization, including performance goals, as well as significant changes in the design of employee benefits programs. To assist us in this process, we use the services of independent executive compensation and benefits consulting firms. The Committee will also conduct an annual review of the executive organization to report to the Board on management development and succession planning.

      Guiding Compensation Principles. Coach’s executive compensation program is based upon the following principles. The program is designed to:

•	support the attainment of Coach’s long and short-term strategic and financial objectives;

•	align executives’ goals with our stockholders;

•	reward executives for continuous improvement in earnings per share and growth in stockholder value;

•	be competitive in comparison with Coach’s peer companies;

•	encourage significant ownership of Coach’s stock by our executives;

•	be performance-based with variable pay constituting a significant portion of total compensation.

      Types of Compensation. Coach’s executive compensation program consists of two main types of compensation:

1. Annual compensation includes base salary and annual incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial objectives are accomplished.

2. Long-term compensation includes stock options and restricted stock units. The value of stock options and restricted stock units depends significantly upon the future value of Coach stock.

      Peer Group. The companies used by Coach for compensation comparisons consist of a select group of high-end specialty store retailers and luxury accessory brands. Many of these companies are represented in the Peer Composite index shown in the Performance Graph above. This peer group is used for comparisons of all components of the compensation package. We also utilize data from executive compensation surveys conducted by outside consultants to supplement the peer group data.

      Base Salary. We determine the appropriateness of executives’ salaries by considering the responsibilities of their positions, the skills and experience required for the job, their individual performance, business performance, labor market conditions and by reference to the median salary levels paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved by Coach and the executive during the preceding fiscal year. Actual determinations to adjust salaries on an annual or other basis will be contingent on market conditions, business and individual employee performance and subject to committee approval.

      Annual Incentives: Performance-Based Incentive Plan. The annual incentive for each executive officer is an amount which is based upon the achievement of objective performance goals, set at the beginning of each fiscal year, such as earnings per share, net income/ operating profit, net sales, return on investment and operating cash flow. Maximum awards are established as a percent of salary, which if earned, would result in competitive pay for competitive performance. Annual incentives are awarded under the Annual Plan.

      Annual Incentives: 2000 Growth Incentive Plan. During fiscal year 2000, Sara Lee’s Compensation and Employee Benefits Committee approved Coach’s 2000 Growth Incentive Plan. The plan was intended to provide Coach’s senior management, including our executive officers, with incentive compensation tied to the achievement of near term profitability and growth targets and to enhance retention. Under the plan, a portion of fiscal year 2000 operating profit in excess of the specified target was retained in a fund, to be paid to participants in the plan if Coach realized a specified profit growth target in fiscal year 2001 compared to fiscal year 2000. In November 2000, partial payments were advanced under the plan to four participants on an accelerated basis, and the fiscal year 2001 profit growth requirement was waived with respect to such payments. Since our fiscal year 2001 growth target and other conditions under the plan were ultimately met, the remaining payments were made to these individuals and all participants in the plan in August 2001.

      Long Term Compensation. Under the Coach 2000 Stock Incentive Plan, we will annually review and approve awards to Coach’s key executives in the form of stock options and/or restricted stock units. These awards provide a strong incentive for the executives to maximize long-term stockholder value and assist in the retention of executives.

      Stock Options. All stock options have an option price equal to the market value of Coach’s stock on the grant date. The maximum term of each grant is typically ten years. The terms and conditions may vary based upon the country in which an employee lives, due to local tax or legal requirements. We establish grant guidelines for each executive level that are designed to be competitive with our peer companies as the basis for making individual awards.

      Restricted Stock Units. Our Stock Incentive Plan also provides for grants of restricted stock units. These restricted stock units generally may be earned three years after their grant date (or on such other vesting schedule as the Committee may determine), based either solely upon the participant’s continued service with Coach or upon continued service and the achievement of objective performance goals set at the time of the grant. Use of restricted shares has been limited and based on special retention needs or on an individual’s unique contribution to the organization.

      Long-Term Retention Incentives. To commemorate Coach’s initial public offering, encourage retention during our first three years as a publicly traded company and focus all our full time employees on growing shareholder value, employees at the Director level and above were granted special stock option grants in October 2000 (or, in the case of employees who joined Coach within six months afterwards, at the time they joined Coach). These option grants were of approximately twice the size of the anticipated normal annual grant levels.

      Conversion of Sara Lee Long-Term Incentives. On October 4, 2000 (the date of Coach’s initial public offering), approximately 43 employees, including all of our executive officers, elected to convert all of their outstanding stock options and performance-based restricted stock units that had previously been granted to them by Sara Lee, to Coach, Inc. stock options and performance-based restricted stock units. Each converted award carried the same terms and conditions as the underlying Sara Lee award, with the exercise price and number of shares adjusted in a manner intended to preserve the underlying value on October 4, 2000.

      Stock Ownership. We believe it is important to align executives’ interests with those of our stockholders. Coach’s key executives have a substantial portion of their incentive pay based upon Coach’s stock performance. Because we strongly believe that our executives should maintain a meaningful stake in Coach, stock ownership guidelines now apply to about 30 of Coach’s key executives at the level of Vice President and above. Executives have five years in which to meet the ownership requirements. Executives may count toward these requirements the value of shares owned and shares which are deferred in Coach’s savings and deferred compensation programs. Unexercised stock options are not counted in calculating ownership. The ownership guidelines are:

• Chief Executive Officer	150,000 shares

• “A” Level Executives	80,000 shares

• Senior Vice Presidents	40,000 shares

• Vice Presidents	20,000 shares

“A” Level Executives include our Chief Operating Officer, President — Retail Division, President — Executive Creative Director, President, U.S. Wholesale and Senior Vice President, Merchandising.

      To assist and encourage compliance with these ownership guidelines, Coach uses restoration stock options as a feature within our stock option program. Restoration stock options encourage executives to accumulate shares of Coach stock for purposes of exercising their stock options. Restoration stock options are granted when executives use shares they have held for at least six months as payment of the purchase price upon exercise of their stock options. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options’ exercise price is equal to the market value of Coach’s common stock on the date the restoration stock option is granted. A plan participant may receive restoration stock options only twice in the same calendar year.

      Chief Executive’s Compensation. During fiscal year 2001, Mr. Frankfort received a base salary of $500,000. This salary was set in advance by the Sara Lee Compensation and Employee Benefits Committee based upon Coach’s performance during fiscal 2000 and an analysis of compensation for comparable executives, given Coach’s status at the time as a business unit of Sara Lee Corporation. We set specific financial performance goals for Mr. Frankfort at the beginning of fiscal year 2001 for annual incentive purposes.

      Mr. Frankfort’s maximum incentive targets, conditioned upon Coach attaining pre-set goals in three measures of company performance, were as follows:

Maximum Bonus for
Meeting “Outstanding”
Target, as a percentage
Measure of Company Performance	of base salary

Net Income/Operating Profit	79%
Return on Investment	18%
Operating Cash Flow	36%

      Based upon our assessment of Mr. Frankfort’s and Coach’s performance during fiscal year 2001, in which all of the above targets were achieved, he earned total annual incentive payments of $665,000, representing 133.0% of his fiscal 2001 base salary. This amount was the maximum award possible under the Performance-Based Annual Incentive Plan. Mr. Frankfort’s bonus opportunity for fiscal 2002 will again be based on Coach’s attainment of pre-determined financial performance targets.

      On October 4, 2000 (the date of our initial public offering), Mr. Frankfort was granted a stock option to purchase 500,000 shares of Coach common stock at $16.00 per share, which was the fair market value on that date. This grant was double our expected annual grant guideline for his position and was subject to Coach’s normal three-year vesting schedule.

      Tax Deductibility of Compensation. The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible of Coach’s incentive compensation programs under Section 162(m) of the tax code. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

      Summary. We believe the compensation programs of Coach are strategically integrated with Coach’s business plan and are properly aligned with stockholders’ best interests. The programs over the past year have placed increased emphasis upon the retention of exceptional managers and rewarding them appropriately for exceptional results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Coach competes for talent. Coach will continue to emphasize performance and equity-based incentive plans that reward increased stockholders’ returns.

Compensation & Employee Benefits Committee
Paul Fulton, Chairperson
Joseph Ellis
Gary Grom
Irene Miller
Michael Murphy

Certain Relationships and Related Transactions

Transactions with Sara Lee Corporation

      Through April 5, 2001, the date of legal separation from Sara Lee, Coach’s costs and expenses included allocations from Sara Lee for centralized accounting, treasury, internal audit coordination, environmental, tax, legal, Sara Lee Direct Call Center services, risk management and assessment services, information services, investor relations, and other administrative functions. These allocations were determined on bases that Sara Lee and Coach considered to be reasonable reflections of the utilization of services provided or the benefit received by Coach. The allocation methods include relative revenues, headcount or square footage. In addition, Sara Lee charged specific amounts to Coach for direct expenses that had been paid by Sara Lee. These expenses reflect Coach’s participation in employee benefit programs, inclusion in consolidated tax returns and other direct expenses.

      Costs included in the consolidated statements of operations were as follows (in thousands):

	Years Ended

	June 30, 2001	July 1, 2000	July 3, 1999

Allocated Management Fee	$750	$835	$941
Direct Expenses	42,124	21,607	17,710

Total	$42,874	$22,442	$18,651

      For purposes of governing certain of the ongoing relationships between Coach and Sara Lee at and after the separation date and to provide for an orderly transition, Coach and Sara Lee have entered into various agreements. A brief description of each of the agreements follows.

Master Separation Agreement

      The master separation agreement contains the key provisions relating to Coach’s separation from Sara Lee.

      The Separation. The separation occurred on October 2, 2000. Under the separation agreement, Sara Lee transferred assets and liabilities to Coach related to its business, including Coach’s allocable portion of our indebtedness in the form of a note payable to one of our subsidiaries. In addition to the separation agreement, there are a number of related agreements which provide more detail regarding various aspects of the separation and various interim and ongoing relationships between Sara Lee and Coach following the separation. These include:

•	a general assignment and assumption agreement;

•	an employee matters agreement;

•	a tax sharing agreement;

•	a master transitional services agreement;

•	a real estate matters agreement;

•	an indemnification and insurance matters agreement; and

•	a lease indemnification and reimbursement agreement.

      To the extent that the terms of any of these related agreements conflict with the separation agreement, the terms of these agreements will govern. The material terms of these agreements are described more fully below.

      Covenants Between Sara Lee and Coach. Coach agreed with Sara Lee to exchange information, engage in auditing practices, not take any action that would jeopardize Sara Lee’s ownership of over 80% of Coach’s outstanding capital stock prior to the completion of the exchange offer and any subsequent split-off and resolve disputes in a particular manner. Coach also agreed to maintain the confidentiality of certain information, preserve available legal privileges, conduct its business prior to the completion of the exchange offer in the ordinary course and consistent with past practice and engage in certain routine environmental and safety practices consistent with laws.

      Information Exchange. Both parties agreed to share information relating to governmental, accounting, contractual and other similar requirements of their ongoing businesses, unless the sharing could be commercially detrimental, violate any law or agreement or waive any attorney-client privilege. In furtherance of this covenant, both parties have agreed as follows:

•	Each party has agreed to maintain adequate internal accounting systems and controls to allow the other party to satisfy its own reporting and filing obligations and prepare its own financial statements.

•	Each party will retain records beneficial to the other party in accordance with Sara Lee’s policies in effect on the separation date. However, after completion of the exchange offer and any subsequent split-off, each party may amend its record retention policies; but if a party desires to effect the amendment within three (3) years after the completion of the exchange offer, the amending party must give 30 days prior written notice to the other party. If the records are going to be destroyed, the destroying party will give the other party an opportunity to retrieve all relevant information from the records, unless the records are destroyed in accordance with adopted record retention policies.

•	Except in the case of legal or other proceedings by one party against the other, each party will use commercially reasonable efforts to provide the other party with Directors, officers, employees, other personnel and agents who may be used as witnesses and books, records and other documents which may reasonably be required in connection with legal, administrative or other proceedings.

      Auditing Practices. Until the completion of the exchange offer and any subsequent split-off, Coach agreed to:

•	not select a different independent accounting firm from that used by Sara Lee without Sara Lee’s consent;

•	use commercially reasonable efforts to enable its auditors to date their opinion on Coach’s audited annual financial statements on or before the same date as Sara Lee’s auditors date their opinion on Sara Lee’s financial statements;

•	not change its fiscal year;

•	exchange all relevant information needed to prepare timely financial statements;

•	grant each other’s internal auditors access to each other’s records and to members of management; and

•	not make significant changes in accounting principles without Sara Lee’s consent, not to be unreasonably withheld.

      Sara Lee’s Ownership of over 80% of Coach’s Capital Stock. Coach agreed with Sara Lee that, until the completion of the exchange offer and any subsequent split-off, it would not take any action, such as issuing stock, without Sara Lee’s consent if that action would jeopardize Sara Lee’s ownership of over 80% of Coach’s outstanding capital stock. Coach was permitted, however, issue stock options and restricted stock awards, provided it gave Sara Lee prior written notice and obtained Sara Lee’s prior consent, and provided it repurchased sufficient amounts of Coach stock in open market transactions before such options were exercised or became transferable or such restricted stock was awarded, and used such repurchased stock to satisfy option exercises and restricted stock awards, so that Sara Lee would continue to own over 80% of Coach’s outstanding stock.

      Employee Discounts. Each of Sara Lee and Coach offers to its employees, and to employees of its affiliated companies, discounts on the prices of designated products purchased by such employees. During the time that Coach was a division or subsidiary of Sara Lee, Coach employees were eligible for discounts on Sara Lee baked goods, coffee and Hanes products, and Sara Lee employees were eligible for discounts on Coach products. The discounts generally range from 10% to 50% below retail prices. In the Master Separation Agreement between Sara Lee and Coach, Sara Lee agreed to extend its existing employee discount program on Hanes products to employees of Coach and its affiliates, and Coach agreed to extend its existing employee discount program on Coach products to employees of Sara Lee and its affiliates, until October 2, 2010.

      Dispute Resolution. If a dispute arises with Sara Lee, under the separation agreement or the related agreements before or after the completion of the exchange offer and any subsequent split-off, Coach agreed to the following procedures:

•	Sara Lee’s senior executives and the senior executives of Coach and will first make a good faith effort to resolve the dispute through negotiation;

•	if negotiations fail, the parties will attempt to resolve the dispute through mediation; and

•	if mediation fails, the parties can resort to final and binding arbitration. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to award a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.

      No Representations or Warranties. Sara Lee did not make any promises to Coach regarding:

•	the value of any asset that it transferred to Coach;

•	whether there is a lien or encumbrance on any asset it transferred, but Sara Lee will provide Coach with notice if it receives notice of any claim or encumbrance;

•	the absence of defenses or counterclaims with respect to any claims transferred; or

•	the legal sufficiency of any conveyance of title to any asset Sara Lee transferred to Coach.

      No Solicitation. Each party has agreed not to directly solicit or recruit employees of the other party without the other party’s consent for two years after the separation date. However, this prohibition does not apply to general recruitment efforts carried out through public or general solicitation or where the solicitation is employee-initiated.

      Sara Lee’s Registration Rights. Coach agreed to use its best efforts to effect up to three demand registrations under the applicable federal and state securities laws of the shares of its common stock held by Sara Lee, if requested by Sara Lee. Coach agreed to pay all costs and expenses in connection with each registration of its common stock requested by Sara Lee or in which Sara Lee participated. Each party agreed to indemnify each other and any underwriters on standard terms, including for liability under federal securities laws.

      Indemnification for Liability Arising from Exchange Offer Prospectus. Sara Lee and Coach have agreed that the mutual indemnification provisions of the Registration Rights section of the Master Separation Agreement shall apply to the offering circular-prospectus relating to the Exchange Offer as if Sara Lee were making a request for a demand registration.

      Expenses. Sara Lee bore the costs and expenses associated with the exchange offer. Each party bore its own internal costs incurred in consummating all of these transactions and any other costs and expenses shall be paid by the party incurring such cost or expense.

General Assignment and Assumption Agreement

      The general assignment and assumption agreement identifies the assets Sara Lee transferred to Coach and the liabilities that were assumed by Coach from Sara Lee in connection with the separation. The agreement also describes when and how these transfers and assumptions occurred.

      Asset Transfer. Effective on October 2, 2000, Sara Lee transferred to Coach all inventory and other assets related to the Coach business except those assets expressly agreed to be retained by Sara Lee.

      Assumption of Liabilities. Effective on October 2, 2000, Coach assumed from Sara Lee all liabilities related to the Coach business. The liabilities that Coach assumed also included its allocable portion of Sara Lee’s indebtedness in the form of a note payable to one of Sara Lee’s subsidiaries. Coach fully repaid this indebtedness on January 12, 2001.

      Excluded Liabilities. The general assignment and assumption agreement also provides that Coach will not assume liabilities to be retained by Sara Lee as specified in the related agreements and any liabilities that would otherwise be allocated to Coach but which are covered by Sara Lee’s insurance policies, unless Coach is a named insured under such policies.

      Terms of Other Ancillary Agreements Govern. If another ancillary agreement expressly provided for the transfer of an asset or an assumption of a liability, the terms of the other ancillary agreement determined the manner of the transfer and assumption.

      Obtaining Approvals and Consents. The parties agreed to use all commercially reasonable efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts transferred in the separation.

      Nonrecurring Costs and Expenses. Any nonrecurring costs and expenses that are not allocated in the separation agreement or any other ancillary agreement shall be the responsibility of the party that incurs the costs and expenses.

      Litigation. Subject to any specifically identified matter in the indemnification and insurance matters agreement and except with respect to tax matters, Coach has exclusive authority and control of all pending actions solely relating to its business, its assets or its liabilities and we have exclusive authority and control of all pending actions solely relating to Sara Lee’s business, assets or liabilities. Sara Lee may, in its sole discretion, have exclusive authority and control over all pending actions relating to the Coach business, assets or liabilities if Sara Lee or its affiliates or subsidiaries are a party to such action. In such case, Sara Lee must obtain Coach’s prior written consent, not to be unreasonably withheld, to settle, compromise or consent to the entry of judgment with respect to any such action. The parties will use their commercially reasonable efforts to have the other party removed as a party to any pending litigation.

Employee Matters Agreement

      The employee matters agreement allocates to Coach some of the assets, liabilities and responsibilities relating to its current and former employees. The agreement also provided for Coach employees’ participation in some of the benefit plans that Sara Lee currently sponsored. Under this agreement, Coach assumed and agreed to pay, perform and fulfill all obligations relating to its employees arising out of their present or future employment with Coach and their prior employment with Sara Lee relating to the Coach business.

      All Coach employees participated in Sara Lee’s sponsored benefit plans, such as the pension and retirement plan, health benefit program and group insurance plan, on terms comparable to those for Sara Lee’s employees until June 30, 2001 or March 30, 2001, depending on the plan in question.

      Assets relating to the employee liabilities that Coach assumed pursuant to the employee matters agreement were transferred to Coach or its related plans and trusts from trusts and other funding vehicles associated with Sara Lee’s benefit plans.

Tax Sharing Agreement

      The tax sharing agreement allocates responsibilities for tax matters between Coach and Sara Lee. Until the completion of the exchange offer and any subsequent split-off, Sara Lee was responsible for preparing and filing all consolidated, combined and unitary tax returns that include Coach and its subsidiaries, as well as Coach’s separate federal, state, local and foreign income tax returns. Coach has the right to review and comment on the tax returns that Sara Lee filed on its behalf, but Sara Lee had the exclusive right to determine the manner in which such tax returns are prepared, including the elections, method of accounting, positions, conventions and principles of taxation to be used. Except with respect to separate federal, state, local and foreign income tax returns, Coach is responsible for preparing and filing any tax returns that include only it and its subsidiaries.

      The tax sharing agreement requires Coach to pay Sara Lee the incremental tax costs of its inclusion in consolidated, combined and unitary tax returns prepared by Sara Lee. In the case of a consolidated federal income tax return, the amount Coach owes Sara Lee will be computed as if Coach had filed its own separate, consolidated federal income tax return for it and its subsidiaries. The tax sharing agreement requires Sara Lee to compensate Coach for some, but not all, of the tax benefits that Sara Lee may derive from Coach’s inclusion in Sara Lee’s consolidated federal income tax return. In the case of a unitary, combined or consolidated state income tax return, the amount Coach owes Sara Lee generally will be determined by comparing the amount of the group tax liability including Coach on the return with the amount of the group tax liability excluding Coach from the return. The tax sharing agreement also provides that any refunds or deficiencies resulting from a redetermination of Coach’s tax liability for periods during which Coach joined in filing consolidated, combined or unitary tax returns are for Sara Lee’s account. Coach is responsible for any taxes with respect to tax returns that include only it and its subsidiaries.

      Each member of an affiliated group that files a consolidated tax return for United States federal income tax purposes is severally liable for the affiliated group’s federal income tax liability. Accordingly, Coach could be required to pay a deficiency in the group’s federal income tax liability for a period during which it was a member of Sara Lee’s group even if the tax sharing agreement allocates that liability to Sara Lee or another member of the group. However, the tax sharing agreement provides that Sara Lee will indemnify Coach if it is required to pay a deficiency in the group’s federal income tax liability that is the responsibility of Sara Lee or another member of the group under the tax sharing agreement.

      Sara Lee is solely responsible for controlling and contesting any audit or other tax proceeding with respect to any consolidated, combined or unitary tax return that includes Coach and its subsidiaries, as well as any separate federal, state, local or foreign income tax return relating to Coach and its subsidiaries (in each case, if Sara Lee was responsible for filing such tax return under the tax sharing agreement). While Coach has the right to be consulted and kept informed with respect to any audit or other tax proceeding regarding a tax item for which it is responsible, Sara Lee has the sole and exclusive right to contest or settle the item in its discretion.

      The tax sharing agreement also requires Sara Lee and Coach to indemnify the other party for certain taxes and similar obligations, including any taxes resulting from the failure of the exchange offer and any subsequent split-off to qualify as tax-free to Sara as a result of actions taken, or the failure to take required actions, by Sara Lee or Coach. The actions taken, or the failure to take action, by Sara or Coach that would give rise to an obligation to indemnify the other party under the tax sharing agreement include the following, if such action, or failure to act, would prevent the exchange offer and any subsequent split-off from qualifying as tax-free:

•	any action or omission that is materially inconsistent with information previously provided with respect to the exchange offer, the ruling or the related legal opinion or a material breach of any significant covenant or representation made in connection with the exchange offer, the ruling or the legal opinion;

•	a cessation, transfer or disposition of an active business;

•	an issuance of stock, a buy-back of stock, or payment of an extraordinary dividend after the exchange offer, in each case outside certain limitations;

•	certain acquisitions of the stock or assets of either Sara Lee or Coach before or after the exchange offer and any split-off are completed; and

•	certain issuances of stock by Sara Lee or Coach, or any of their affiliates, or a change in ownership of Sara Lee or Coach, or any of their affiliates, in each case pursuant to a plan that includes the exchange offer, which, in the aggregate, results in the ownership by one or more persons of 50% or more of the stock of either Coach or Sara Lee.

      These indemnity obligations include any interest and penalties on taxes, duties or fees for which Sara Lee and Coach must indemnify the other party. Furthermore, Sara Lee and Coach agreed to comply with the representations and undertakings made in connection with the ruling issued to Sara Lee by the IRS and the tax opinion issued to Sara Lee relating to the tax-free nature of the exchange offer and any split-off.

      The tax sharing agreement further requires Coach and Sara Lee to cooperate with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of Coach or Sara Lee. Disputes arising between Coach and Sara Lee relating to matters covered by the tax sharing agreement are subject to resolution through specific dispute resolution provisions in the agreement.

Master Transitional Services Agreement

      The master transitional services agreement governed Sara Lee’s provision of transitional services to Coach, on an interim basis until the completion of the exchange offer. The services included support services for functions including accounting, treasury, internal audit coordination, environmental, tax, legal, Sara Lee Direct Call Center services, risk management and assessment services, information services, investor relations, and other administrative functions.

      Under the agreement Coach paid Sara Lee a fee of $1,000,000 per year for these services, payable in monthly installments over the two year term of the agreement, other than Sara Lee Direct Call Center services, for which Coach paid a specified rate per minute of use and other than specifically excluded services. This fee was prorated for the actual term of the agreement. Coach was permitted to terminate the agreement with respect to any service at any time upon notice to Sara Lee, however, the termination of any service will have no effect upon the fee.

Real Estate Matters Agreement

      The real estate matters agreement addresses matters relating to leased properties used in Coach’s business that Sara Lee leased on Coach’s behalf. Under the agreement, Sara Lee agreed to assign to Coach all leases for store sites and other facilities used by Coach upon the later to occur of the separation date, October 2, 2000, or the fifth business day after Coach obtained the required 125 consents to assignment. The real estate matters agreement requires both parties to use commercially reasonable efforts to obtain any landlord consents required for the transfers of leased properties and provides that Coach will pay all reasonable costs and expenses in obtaining the landlord consents. If Coach did not obtain a required consent by the separation date, the parties agreed to use their respective commercially reasonable efforts to allow Coach to occupy the property until the consent is obtained. Coach will be responsible for all costs, expenses and liabilities incurred by Sara Lee as a consequence of Coach’s occupancy.

      The agreement further provides that Coach is required to accept the transfer of all properties allocated to it, even if a site was damaged by a casualty. If a lease was terminated due to casualty or action by the landlord prior to the separation date, that lease was not transferred to Coach, and neither party has any liability relating to that lease.

      Under the agreement, Coach is also obligated to use commercially reasonable efforts to obtain the release of any and all of Sara Lee’s obligations, including any guarantee, surety or other security, with respect to all of the leased properties transferred to it. Coach agreed to indemnify Sara Lee for any and all losses incurred by Sara Lee as a result of Coach’s occupancy of any leased property after the separation date. In the event Coach executes any new leases after the separation date, other than certain scheduled properties, or any of the leases transferred to Coach after that date are subject to renewal after the separation date, Sara Lee will have no obligation to provide any guarantee, surety or other security for such new or renewed leases.

Lease Indemnification and Reimbursement Agreement

      Upon the separation, Sara Lee continued to be the primary lessee or guarantor or otherwise was not fully and unconditionally released under many of Coach’s property leases. Under the lease indemnification and reimbursement agreement, Coach agreed to obtain a letter of credit, for Sara Lee’s benefit, which Coach executed in favor of Sara Lee upon the completion of the exchange offer.

      Letter of Credit. The letter of credit approximately equals Coach’s annual minimum rental payments under the leases that Sara Lee transferred to Coach and from which Sara Lee was not fully and unconditionally released by the landlord, referred to as the “Relevant Leases.” The required amount of the letter of credit will be reduced or increased accordingly as Coach’s annual minimum rental payments under the Relevant Leases decrease or increase. Coach currently anticipates the annual minimum rental payments under the Relevant Leases is approximately $21.0 million. Coach is required to maintain the letter of credit until the annual minimum rental payments under the Relevant Leases fall below $2,000,000.

      Drawing under the Letter of Credit. Sara Lee may draw under the letter of credit upon the occurrence of certain events, including the following:

•	if Sara Lee incurs any losses with respect to any of the Relevant Leases, it may draw down on the letter of credit to the extent of such losses and Coach shall be required to promptly restore any amounts drawn;

•	if Coach fails to promptly restore any amounts drawn by Sara Lee as required immediately above, Sara Lee may draw down on the entire amount of the letter of credit; and

•	upon the acceleration of Coach’s bank indebtedness in excess of $5,000,000, Sara Lee may draw down on the entire amount of the letter of credit, provided Coach is unable to refinance such indebtedness in a timely manner.

      Covenants. As long as Sara Lee has not been fully and unconditionally released from any Relevant Lease, Coach may not:

•	merge or consolidate with another person unless certain conditions are met;

•	allow any lien or encumbrance to exist on any Relevant Lease, unless the lien or encumbrance is imposed by the provider or providers of any senior working capital facility or any senior term loan facility established primarily for the purpose of funding the growth or expansion of Coach’s business and only so long as Coach’s ratio of adjusted debt to earnings before interest, taxes, depreciation, amortization and rent is less than 4.0; or

•	transfer its interest under any Relevant Lease, unless Sara Lee consents and is fully and unconditionally released under the Relevant Lease.

Indemnification and Insurance Matters Agreement

      General Release of Pre-Separation Claims. Effective as of October 2, 2000, Coach released Sara Lee and its affiliates, agents, successors and assigns, and Sara Lee has released Coach, and its affiliates, agents, successors and assigns, from any liabilities arising from events occurring on or before such date. This provision does not impair a party from enforcing the separation agreement, any ancillary agreement or any arrangement specified in any of these agreements.

      Indemnification. In general, Coach has agreed to indemnify Sara Lee and its affiliates, agents, successors and assigns from all liabilities arising from:

•	the Coach business, any of Coach’s liabilities or any of its contracts; and

•	any breach by Coach of the separation agreement or any ancillary agreement.

      Sara Lee agreed to indemnify Coach and its affiliates, agents, successors and assigns from all liabilities arising from:

•	Sara Lee’s business other than the Coach business; and

•	any breach by Sara Lee of the separation agreement or any ancillary agreement.

      These indemnification provisions do not apply to amounts collected from insurance. The agreement also contains provisions governing notice and indemnification procedures.

      Liability Arising from the Prospectus used in Coach’s Initial Public Offering. Coach has agreed to indemnify Sara Lee for any liability arising from any untrue statement or omission of a material fact in the prospectus used in Coach’s initial public offering, other than any liability relating to statements or omissions relating exclusively to:

•	Sara Lee and its affiliates and subsidiaries;

•	Sara Lee’s business;

•	Sara Lee’s intentions with respect to the divestiture by Sara Lee of all or a significant portion of Coach capital stock owned by Sara Lee; or

•	the terms of the divestiture by us of all or a significant portion of Coach capital stock owned by Sara Lee.

      Sara Lee will indemnify Coach with respect to any liabilities relating to the items listed above, with respect to Sara Lee.

      Environmental Matters. Coach has agreed to indemnify Sara Lee and its affiliates, agents, successors and assigns from:

•	environmental conditions arising out of operations occurring on or after the separation date at any of Coach’s facilities;

•	environmental conditions existing on, under, about or in the vicinity of any of Coach facilities arising from an event causing contamination to the extent occurring on or after the separation date, except to the extent arising out of Sara Lee’s operations;

•	the violation of environmental laws as a result of the operation of Coach’s facilities on or after the separation date; and

•	environmental conditions at any third-party site to the extent liability arises from hazardous materials generated at any of Coach’s facilities after the separation date.

      Sara Lee has agreed to indemnify Coach and its affiliates, agents, successors and assigns from:

•	environmental conditions (1) existing on, under, about or in the vicinity of any of Coach’s facilities prior to the separation date, or (2) arising out of the operations occurring before the separation date at any of Coach’s facilities;

•	environmental conditions on, under, about or arising out of operations occurring at any time, whether before or after the separation date, at any of Sara Lee’s facilities, excluding environmental conditions arising out of the operations of Coach or its affiliates on or after the separation date;

•	the violation of environmental laws as a result of the operation of any of Coach’s facilities prior to the separation date; and

•	environmental conditions at any third-party site to the extent liability arises from hazardous materials generated at any of Coach’s facilities prior to the separation date.

      Insurance Matters. The agreement also contains provisions governing Coach’s insurance coverage from the separation date until the completion of the exchange offer. In general, Coach agrees to reimburse Sara Lee for premium expenses, deductibles and retention amounts related to Coach’s insurance coverage during this period. Sara Lee agreed to maintain insurance policies on Coach’s behalf until the completion of the exchange offer. Sara Lee will promptly distribute to Coach any insurance proceeds that it recovers under any of our insurance policies relating to the Coach business.

Revolving Credit Facilities

      On July 2, 2000, Coach entered into a revolving credit facility with Sara Lee under which Coach could borrow up to $75 million from Sara Lee. This facility was paid off and terminated on February 27, 2001. To provide funding for working capital for operations and general corporate purposes, on February 27, 2001, Coach, certain lenders and Fleet National Bank, as a lender and administrative agent entered into a senior unsecured revolving credit facility for up to $100 million. Indebtedness under the revolving credit facility bears interest at a rate of LIBOR plus 75 to 150 basis points based on a fixed charge coverage ratio grid or the prime rate announced by Fleet National Bank, at Coach’s option.

Other Relationships and Transactions

      Relationship with Goldman, Sachs & Co. From time to time, Coach has retained Goldman, Sachs & Co. to provide financial advisory and investment services. In addition, Goldman, Sachs acted as a lead managing underwriter of Coach’s initial public offering and as dealer-manager in Sara Lee’s exchange offer for our common stock, for which Goldman Sachs received customary compensation. Goldman, Sachs may, from time to time, hold shares Coach common stock in its proprietary accounts. Joseph Ellis, a managing Director of Goldman, Sachs, serves as a member of the Board of Directors of Coach.

      Relationship with Fidelity Management Trust Company. Fidelity Management Trust Company acts as the trustee for the Coach, Inc. Savings and Profit Sharing Plan, described above under “Executive Compensation — Plan Information — Coach, Inc. Savings and Profit Sharing Plan.” In exchange for these services, Fidelity receives fees at its normal rates totaling approximately $115,000 per annum. This plan took effect as of July 1, 2001, so no payments were made to Fidelity for these services during fiscal 2001. Fidelity, together with its affiliates, was the beneficial owner of approximately 13.7 percent of Coach’s common stock outstanding as of June 30, 2001.

      Loan to Reed Krakoff. On July 26, 2001, Coach made a loan to Reed Krakoff, its President, Executive Creative Director, in the principal amount of $2,000,000. The loan bears interest at a rate of 5.12% per annum, compounded annually. Repayments of $400,000 principal must be made on or before each of July 26, 2003, 2004 and 2005; the remaining $800,000 of principal, together with all accrued interest under the loan, must be paid on or before July 26, 2006. Mr. Krakoff may prepay these amounts at any time. As collateral for the loan, Mr. Krakoff pledged to Coach his options to purchase 150,000 shares of Coach common stock at a price of $16.00 per share, including the shares of stock and any cash or other property he receives upon exercise of or in exchange for those options. Mr. Krakoff would be obligated to repay the loan in full immediately following certain events of default, including his failure to make payments under the loan as scheduled, his bankruptcy or the termination of his employment with Coach for any reason.

Other Information

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Coach’s executive officers, Directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Coach with copies of all Section 16(a) forms filed by such persons. Based solely on Coach’s review of such forms furnished to Coach and written representations from certain reporting persons, Coach believes that all filing requirements applicable to its executive officers, Directors and more than 10% stockholders were complied with during fiscal year 2001.

Stockholder Proposals for the 2002 Annual Meeting

      Coach’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to the Secretary of Coach, at Coach’s principal executive offices, not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2002 Annual Meeting and included in Coach’s 2002 Proxy statement must be received by the Secretary after the close of business on June 10, 2002, and prior to the close of business on July 10, 2002. Proposals should be mailed to Coach, Inc., to the attention of Coach’s Secretary, Carole P. Sadler, 516 W. 34th Street, New York, New York 10001. Coach will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Coach’s Bylaws. A copy of the Bylaws may be obtained from Carole P. Sadler, Coach’s Secretary, by written request to the same address.

Other Business

      Coach’s Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Coach’s Form 10-K

      A copy of Coach’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Coach, to the attention of the Investor Relations Department, 516 W. 34th Street, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Expenses of Solicitation

      This solicitation is being made by mail, but may also be made by telephone or in person by Coach’s officers and employees (without additional compensation). Coach will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

COACH, INC.

2000 STOCK INCENTIVE PLAN

(Amended and Restated as of September 27, 2001)

      The Coach, Inc. 2000 Stock Incentive Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the plan has been amended and restated in its entirety, effective as of September 27, 2001. This amendment and restatement constitutes a complete amendment, restatement and continuation of the Coach, Inc. 2000 Stock Incentive Plan.

ARTICLE I

PURPOSES

      The purposes of the Coach, Inc. 2000 Stock Incentive Plan are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain highly competent officers and employees, and to provide a means to encourage stock ownership and proprietary interest in the Company. The Stock Incentive Plan is intended to provide Plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, when applicable should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

      Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) “Award” means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

(b) “Board” means the Board of Directors of Coach, Inc.

(c) “Change of Control” has the meaning set forth in Article X.

(d) “Committee” means the Compensation and Employee Benefits Committee of the Board, a subcommittee thereof, or such other committee as may be appointed by the Board. The Committee shall be comprised of three (3) or more members of the Board, each of whom is both a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code.

(e) “Company” means Coach, Inc., a Maryland corporation, or any entity that is directly or indirectly controlled by Coach, Inc. and its subsidiaries.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value” means the average of the highest and lowest sale prices of a Share on the New York Stock Exchange Composite Transactions Tape on the date of determination, provided that if there should be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be the average of the highest and lowest sale prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported and, provided further, that the Fair Market Value of Shares on the date on which the Company first issues Shares to the public that are required to be registered under the Exchange Act (the “IPO”) shall be the initial offering price of Shares on such date. In the event that Shares are not traded on the New York Stock Exchange as of a given date, the Fair Market Value of a Share as of such date shall be established by the Committee acting in good faith.

(h) “Incentive Stock Option” means a stock option that complies with Section 422 of the Code, or any successor law.

(i) “Non-Qualified Stock Option” means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

(j) “Option” means an option awarded under Article VI to purchase Shares. An option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

(k) “Participant” means any of the following individuals designated by the Committee as eligible to receive an Award or Awards under the Plan: (i) an officer or key employee of the Company at or above the “director” level, (ii) all other employees of the Company, including, but not limited to, Regional Managers, District Managers, Area Managers and Store Managers in the Company’s Retail Division, (iii) a person expected to become an employee of the Company, or (iv) a former officer or employee of the Company for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan. Notwithstanding the foregoing, an employee of the Company who terminated employment prior to the Company’s IPO shall not be eligible to receive new Awards under the Plan, except to the extent such employee is subsequently rehired by the Company and is eligible to become a Participant in the Plan under (i), (ii) or (iii) above.

(l) “Plan” means this Coach, Inc. 2000 Stock Incentive Plan, as amended and restated effective as of September 27, 2001, and as may be further amended from time to time.

(m) “Prior Plans” means the Sara Lee Corporation 1989 Incentive Stock Plan, the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, the Sara Lee Corporation 1998 Long-Term Incentive Plan and the Sara Lee Corporation Share 2000 Global Stock Plan, as they may be amended and restated from time to time.

(n) “SAR” means a stock appreciation right.

(o) “Shares” means shares of Coach, Inc. common stock, par value $0.01 per share.

(p) “Stock Award” means an Award made under Article VI(a)(iii).

ARTICLE III

EFFECTIVE DATE AND DURATION

      The Plan became effective on June 29, 2000, the date it was approved by the sole stockholder of the Company, and was amended and restated in its entirety effective as of September 27, 2001. Unless sooner terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

ARTICLE IV

ADMINISTRATION

      The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

      The Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

ARTICLE V

AVAILABLE SHARES

      (a) Limitations — Subject to Article V(b) of the Plan, the aggregate number of Shares which may be delivered to participants under the Plan shall be seven-million four-hundred thousand seven-hundred and ninety-two (7,400,792) Shares, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a “Substitute Award”) issued under the Prior Plans or by an entity acquired by (or whose assets are acquired by) the Company shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award are not delivered to a participant by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the tendering or withholding of Shares to satisfy all or a portion the tax withholding obligations relating to an Award, and to the extent Shares are purchased by the Company with the amount of cash obtained upon the exercise of Options, then such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Option granted under the Plan or any Prior Plan is satisfied by tendering Shares (by actual delivery or attestation), only the number of Shares issued to the participant net of the Shares tendered shall be deemed to be delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

      The aggregate number of Shares that may be used in settlement or payment of Stock Awards is one-million four hundred eighty-thousand one-hundred and fifty-eight (1,480,158) Shares, of which no more than seven hundred forty thousand seventy nine (740,079) Shares may be issued without provisions limiting vesting to either (i) a period of no less than one year, in the case of Stock Awards tied to specific performance criteria, or (ii) a period of no less than three years (which may occur in pro rata installments over such period), for all other types of Stock Awards. The number of Shares for which Awards may be granted to any person over the term of the Plan shall not exceed one-one-million four hundred eighty-thousand one-hundred and fifty-eight (1,480,158) Shares; provided, that such limit shall be five-hundred thousand (500,000) Shares with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Company; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed five-hundred thousand (500,000) Shares. Issued Shares shall consist of authorized and unissued Shares, or treasury Shares, and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

      (b) Adjustments — In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to stockholders, or any other similar change or event, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number and class of securities available under the Plan, the limits under Article V(a), the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Award, the Company shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such Award.

ARTICLE VI

AWARDS

      (a)     General  — The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem, and either individually or on the basis of designated groups or categories. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under the Prior Plans or any other compensation plan of the Company, including a plan of any entity acquired by (or whose assets are acquired by) the Company. The types of Awards that may be granted under the Plan are:

(i) Options — An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten (10) years as determined by the Committee. The purchase price per Share for each Option shall not be less than one-hundred percent (100%) of the Fair Market Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the award being replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option, or a Non-Qualified Stock Option, as determined by the Committee; provided that Founders’ Grants shall always be Non-Qualified Stock Options. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares owned at least six (6) months, valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligation resulting from such exercise, or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a restoration option (“Restoration Options”) if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Company. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the market price of the shares tendered or withheld as described in the previous sentence (determined, if applicable, as the price at which such shares are sold into the market), and would have a term equal to the remaining term of the original Option. No person may be granted Restoration Options more than twice in any calendar year.

(ii) SARs — An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR, as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

(iii) Stock Awards — A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Company and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, appreciation in the fair market value of the Company’s stock, net sales growth, net revenue, EBITDA, gross margin, cost reductions or savings, funds from operations, operating income, income before income taxes, net income, income per share (basic or diluted), earnings per share (basic or diluted) profitability as measured by return ratios, including return on invested capital, return on equity, return on sales and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Company or business unit performance, or based on comparative performance with other companies.

ARTICLE VII

DIVIDENDS AND DIVIDEND EQUIVALENTS

      The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account under a deferred compensation plan maintained by the Company (to the extent permitted under such deferred compensation plan). Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE VIII

PAYMENTS AND PAYMENT DEFERRALS

      Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

ARTICLE IX

TRANSFERABILITY

      Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, or pursuant to an agreement between a Participant and the Company, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

ARTICLE X

CHANGE OF CONTROL

      Immediately prior to any Change of Control (as defined below) all Options and SARs previously granted to any Participant shall become fully vested and exercisable and all restrictions with respect to any Stock Awards previously granted to any Participant shall lapse. The phrase “immediately prior to any

Change of Control” shall be understood to mean sufficiently in advance of a Change of Control to permit Participants to take all steps reasonably necessary to exercise all Options and SARs and to deal with the Shares underlying all Stock Awards so that all Awards and Shares issuable with respect thereto may be treated in the same manner as the shares of stock of other shareholders in connection with the Change of Control.

      A “Change of Control” shall occur when:

(a) A “Person” (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

(c) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

(d) For purposes of this Article X, (i) the term “Continuing Director” means (A) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (B) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors and (ii) the term “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

ARTICLE XI

AWARD AGREEMENTS

      Awards must be evidenced by an agreement (or rules, in the case of Founders’ Grants or any “Employee Options” or “Executive Options” as defined in the Written Consent of the Committee in Lieu of Special Meeting dated March 2, 2001) that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

ARTICLE XII

AMENDMENTS

      The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided, that no such action shall adversely affect any outstanding Award.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

      (a)     Employment Rights — The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ or service of the Company on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

      (b)     Governing Law — Except to the extent superseded by the laws of the United States, the laws of the State of Maryland, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

      (c)     Severability  — In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

      (d)     Withholding  — The Company shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required using statutory rates.

      (e)     Effect on Other Plans or Agreements — Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

      (f)     Foreign Employees — Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees.

      I hereby certify that the Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000.

      I hereby certify that the Plan, as amended and restated in its entirety, was approved by the by the Board of Directors of Coach, Inc., effective as of September 27, 2001.

      Executed on this twenty-seventh day of September, 2001.

Carole P. Sadler
Secretary

Appendix B

COACH, INC.

2000 NON-EMPLOYEE DIRECTOR STOCK PLAN

(Amended and Restated as of May 3, 2001)

      The Coach, Inc. 2000 Non-Employee Director Stock Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of the Coach, Inc. on June 29, 2000. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the plan has been amended and restated in its entirety, effective as of May 3, 2001. This amendment and restatement constitutes a complete amendment, restatement and continuation of the Coach, Inc. 2000 Non-Employee Director Stock Plan.

ARTICLE I

PURPOSE OF THE PLAN

      The purpose of the Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Non-Employee Directors in the Company and to attract and retain highly qualified and capable Non-Employee Directors.

ARTICLE II

DEFINITIONS

      Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1 “Annual Cash Retainer” means that portion of the annual retainer fee payable in cash by the Company to a Non-Employee Director for services as a director of the Company, as such amount may be changed from time to time.

2.2 “Annual Option Retainer” means that portion of the annual retainer fee payable in the form of Options by the Company to a Non-Employee Director for services as a director of the Company, as such amount may be changed from time to time.

2.3 “Award” means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the United States Internal Revenue Code of 1986, as amended, or any successor law.

2.6 “Company” means Coach, Inc., a Maryland corporation.

2.7 “Fair Market Value” means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported and, provided further, that the Fair Market Value of a Share on the date the Company first offers Shares to the public in an initial public offering shall be the initial offering price of Shares on such date. In the event that Shares are not traded on the New York Stock Exchange as of a given date, the Fair Market Value of a Share as of such date shall be established by the Board acting in good faith.

2.8 “Option” means an option to purchase Shares awarded under Article VIII, which option shall not be an “incentive stock option” within the meaning of Section 422 of the Code.

2.9 “Option Grant Date” means the date upon which an Option is granted to a Non-Employee Director.

2.10 “Optionee” means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director’s death prior to the expiration of an Option, such Non-Employee Director’s executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

2.11 “Non-Employee Director” means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

2.12 “Plan” means the Coach, Inc. 2000 Non-Employee Director Stock Plan, as amended and restated effective as of May 3, 2001, and as may be further amended from time to time.

2.13 “Shares” means shares of the Company’s common stock, par value $0.01 per share.

2.14 “Stock Award Date” means the date on which Shares are awarded to a Non-Employee Director.

2.15 “Stock Option Agreement” means a written agreement between a Non-Employee Director and the Company evidencing an Option.

ARTICLE III

ADMINISTRATION OF THE PLAN

      3.1     Administrator of the Plan. The Plan shall be administered by the Board.

      3.2     Authority of the Board. The Board shall have full power and authority to: (a) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (b) designate persons other than members of the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Board’s best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Board may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

      3.3     Effect of Board Determinations. No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Company. Any decision or action taken by the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

      3.4     Governing Law. Except to the extent superseded by the laws of the United States, the laws of the State of New York, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

ARTICLE IV

AWARDS UNDER THE PLAN

      Awards in the form of Options or Shares shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as may otherwise be determined by the Board, each Option granted under the Plan shall provide for the grant of a restoration Option if the purchase price of the Shares subject to the original Option is satisfied by surrendering (or attesting to the ownership of) Shares in accordance with Section 8.2. Each such restoration Option shall (a) be an Option to purchase the number of Shares surrendered (either actually or by attestation), plus the number of Shares that the Optionee would have surrendered to pay withholding taxes, calculated as if such Optionee had been obligated to pay such taxes and had surrendered Shares to satisfy such obligation, (b) be fully exercisable (subject to the restrictions contained herein and in the applicable restoration Stock Option Agreement) on and after that date which is six (6) months after the Option Grant Date of the restoration Option, (c) have a purchase price per Share equal to one-hundred percent (100%) of the Fair Market Value per Share on the Option Grant Date of the restoration Option and (d) have a term equal to the remaining term of the original Option.

ARTICLE V

ELIGIBILITY

      Each Non-Employee Director of the Company shall be eligible to participate in the Plan in accordance with Article VIII.

ARTICLE VI

SHARES SUBJECT TO THE PLAN

      Subject to adjustment as provided in Article XI, the aggregate number of Shares available for all grants of Options and awards of Shares in any fiscal year shall be two-tenths (  2/10) of one (1) percent (.2%) of the outstanding Shares as of the last day of the immediately preceding fiscal year.

ARTICLE VII

TRANSFERABILITY OF OPTIONS

      Options granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Board may provide for the transferability of any particular Option in the manner set forth in the related Stock Option Agreement.

ARTICLE VIII

ANNUAL RETAINER ELECTIONS

      Each Non-Employee Director shall be eligible to be granted Options or Shares, or a combination thereof, subject to the following terms and conditions:

8.1 Grant of Options or Shares. Options and Shares shall be awarded to Non-Employee Directors pursuant to the Plan as follows:

(a) An Option to purchase 5,000 Shares shall be granted to each Non-Employee Director on the day that the Company first offers Shares to the public in an initial public offering.

(b) On the day of the last regularly scheduled meeting of the Board held in the second fiscal quarter of each fiscal year: (i) each Non-Employee Director shall be granted the Annual Option Retainer, and (ii) each Non-Employee Director who, at least ten (10) business days prior thereto, files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director’s Annual Cash Retainer for the one-year period beginning in the month of November coincident with or next following such meeting date, shall be granted such Options or Shares. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence, Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the tenth (10th) business day after the date such Non-Employee Director files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director’s Annual Cash Retainer. An election pursuant to Section 8.1(b)(ii) shall be irrevocable on and after the tenth (10th) business day prior to the date of grant of the Options or Shares, as the case may be. An election pursuant to the second sentence of this Section 8.1(b) shall be irrevocable.

(c) The Board may, in its sole discretion, grant Options or award Shares to any Non-Employee Director pursuant to such terms and conditions as the Board shall determine, consistent with the terms of the Plan. The terms and conditions of any such grant or award shall be set forth in a Stock Option Agreement or other written agreement entered into between the Company and the Non-Employee Director governing the award of Shares hereunder.

8.2 Number and Terms of Options. The number of Shares subject to an Option granted pursuant to Section 8.1(b)(ii) above shall be the number of whole Shares equal to the ratio of (a) the product of (i) three and (ii) the portion of the Annual Cash Retainer (expressed as a dollar amount) which the Non-Employee Director has elected pursuant to Section 8.1(b)(ii) to be payable in Options to (b) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash or Shares as the Non-Employee Director has elected. The purchase price per Share under each Option granted pursuant to Section 8.1(a) or 8.1(b) shall be equal to the Fair Market Value per Share on the Option Grant Date.

Subject to Article IX and any restrictions contained in the applicable Stock Option Agreement, each Option granted to a Non-Employee Director shall become fully vested and exercisable with respect to all Shares covered by such Option on the six month anniversary of the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten (10) years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Company from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Board that such Shares have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

8.3 Number of Shares. The number of Shares granted pursuant to this Article shall be the number of whole Shares equal to the ratio of (a) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section 8.1 to be payable in Shares (expressed as a dollar amount) to (b) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash or Options as the Non-Employee Director has elected. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Company with respect to such Shares and shall be entitled to vote the Shares; provided, however, subject to Article IX, any stock certificates representing Shares awarded in respect of, and prior to, the one-year period beginning on the date of grant of a Stock Award shall not be transferred to the Non-Employee Director until immediately after the first annual meeting of stockholders held after the date of grant of the Stock Award and (x) an amount equal to the amount of dividends that would otherwise be paid on such Shares on or after the date of the meeting at which such Shares are granted and prior to such annual meeting of stockholders shall be held by the Company until immediately after such annual meeting of stockholders and (y) such Shares and dividend equivalents shall be forfeited in the event the Non-Employee Director is not elected a director of the Company at such annual meeting of stockholders.

ARTICLE IX

CHANGE OF CONTROL

      9.1     Effect of Change of Control. Upon the occurrence of an event of “Change of Control”, as defined below, any and all outstanding Options shall become immediately vested and exercisable and any and all stock certificates representing Shares awarded to a Non-Employee Director pursuant to the first sentence of Section 8.1 and not transferred to such Non-Employee Director pursuant to Section 8.3, and any and all dividend equivalents with respect thereto held by the Company pursuant to Section 9.3, shall be transferred to such Non-Employee Director.

      9.2     Definition of Change of Control. A “Change of Control” shall occur when:

(a) A “Person” (which term, when used in this Section 9.2, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction): or

(c) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

(d) For purposes of this Section 9.2, (i) the term “Continuing Director” means (A) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (B) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors and (ii) the term “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

ARTICLE X

AMENDMENT AND TERMINATION

      The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Award without the Non-Employee Director’s consent.

ARTICLE XI

ADJUSTMENT PROVISIONS

      11.1     If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

      11.2     Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving Company, upon such terms and conditions as it may deem necessary to preserve the rights of Optionees and holders of Shares that are subject to any restrictions under the Plan.

      11.3     In the case of any sale of assets, merger, consolidation or combination of the Company with or into another Company other than a transaction in which the Company is the continuing or surviving Company and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of Shares of the surviving or new Company, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

ARTICLE XIII

FOREIGN DIRECTORS

      Without amending the Plan, Awards granted to Non-Employee Directors who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operate or have Non-Employee Directors.

ARTICLE XIV

EFFECTIVE DATE AND TERM OF PLAN

      The Plan originally became effective on June 29, 2000, the date it was approved by the stockholders of the Company, and shall terminate when terminated by the Board.

      I hereby certify that the Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000.

      I hereby certify that the Plan, as amended and restated in its entirety, was approved by the by the Board of Directors of Coach, Inc., effective as of May 3, 2001.

      Executed on this third day of May, 2001.

Carole P. Sadler
Secretary

Appendix C

COACH, INC.

PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

      The purpose of the Coach, Inc. Performance-Based Annual Incentive Plan is to advance the interests of Coach, Inc. and its stockholders by providing certain of its key executives with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Plan is intended to provide participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

      Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

a. “Board” means the Board of Directors of Coach, Inc.

b. “Committee” means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of two (2) or more non-employee members of the Board of Directors who shall qualify to administer the Plan as “disinterested directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as “outside directors” under Section 162(m) of the Code.

c. “Corporation” means Coach, Inc., or any entity that is directly or indirectly controlled by Coach, Inc.

d. “Plan” means the Coach, Inc. Performance-Based Annual Incentive Plan, as may be amended and restated from time to time.

e. “Participant” means (i) a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder, who has been selected by the Committee as a participant in the Plan during a Performance Period and (ii) each other employee who has been selected by the Committee as a participant in the Plan during a Performance Period.

f. “Performance Award” means an award granted pursuant to the terms of Article IV of this Plan.

g. “Performance Goal” means the performance goal and payout schedules established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period which relates to one or more of the following performance measures of the Corporation and/or its affiliates: cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, and/or appreciation in the fair market value of the Corporation’s stock.

h. “Performance Period” means the Corporation’s fiscal year, or such other period as designated by the Committee.

ARTICLE III

PLAN ADMINISTRATION

      The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all Participants.

ARTICLE IV

PERFORMANCE AWARDS

      For each Performance Period, the Committee shall determine the amount of a Participant’s Performance Award as follows:

a. General — Each Participant shall be eligible to receive a Performance Award if the Participant’s Performance Goal for the Performance Period has been achieved. The maximum amount of a Participant’s Performance Award, expressed as a percentage of base salary, shall be set by the Committee prior to each Performance Period; provided, however, that in no event shall a Participant’s Performance Award exceed two million dollars ($2,000,000). The actual amount of a Participant’s Performance Award may be reduced or eliminated by the Committee as set forth in paragraph (b) below.

b. Reduction or Elimination of Performance Award — The Performance Award for each Participant may be reduced or eliminated by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of any Performance Award to any Participant be increased. In determining whether a Performance Award will be reduced or eliminated, the Committee shall consider any extraordinary changes which may occur during the Performance Period, such as changes in accounting practices or applicable law, extraordinary items of gain or loss, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, and shall consider such individual or business performance criteria that it deems appropriate, including, but not limited to, the Corporation’s cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Corporation’s stock, and other relevant operating and strategic business results applicable to an individual Participant. Once the Committee has determined the amount of a Participant’s Performance award pursuant this Article IV, and upon the certification required under Article V, the Committee shall grant the Participant’s Performance Award pursuant to such terms and procedures as the Committee shall adopt under Article III.

ARTICLE V

PAYMENT OF PERFORMANCE AWARDS

      Subject to any stockholder approval required by law, payment of any Performance Award to a Participant for any Performance Period shall be made in cash after written certification by the Committee that the Performance Goal for the Performance Period was achieved, and any other material terms of the Performance Award were satisfied. Any Performance Award may be deferred pursuant to the terms and conditions of the Coach, Inc. Executive Deferred Compensation Plan or a successor thereto.

ARTICLE VI

PLAN AMENDMENT AND TERMINATION

      The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable, subject to any stockholder approval required by law, provided that the Committee may not amend the Plan to change the method for determining Performance Awards or the individual award limit under Article IV without the approval of the majority of votes cast by stockholders in a separate vote. No amendment may impair the rights of a Participant to any Performance Award already granted with respect to any Performance Period.

ARTICLE VII

MISCELLANEOUS PROVISIONS

      a.     Employment Rights — The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically been granted by the Committee under the terms of the Plan.

      b.      Committee’s Decision Final — Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

      c.     Gender and Number — Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

      d.     Governing Law — Except to the extent superseded by the laws of the United States, the laws of the State of New York, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

      e.     Interests Not Transferable — Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution.

      f.     Severability  — In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

      g.     Withholding  — The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

      h.     Effect on Other Plans or Agreements — Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

ARTICLE VIII

EFFECTIVE DATE

      This Plan is effective as of June 29, 2000, as approved by Sara Lee Corporation as the sole shareholder of the Corporation. The Plan shall automatically terminate as of the first meeting of shareholders on and after the first anniversary of the date on which the Corporation first issues equity securities of the Corporation that are required to be registered under Article II of the Securities Exchange Act of 1934, as amended, unless resubmitted to and approved by shareholders on or prior to that date.

      IN WITNESS WHEREOF, pursuant to resolutions of its Board of Directors dated August 9, 2001, Coach, Inc. has caused this Plan document to be signed by its duly authorized officer this ninth day of August, 2001.

COACH, INC.

By:

Carole P. Sadler, Secretary

Appendix D

COACH, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

      1.1     Purpose and Scope. The purpose of the Coach, Inc. 2001 Employee Stock Purchase Plan is to assist employees of Coach, Inc. and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

      1.2     Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company. The Committee’s interpretation and decisions in respect to the Plan shall be final and conclusive.

ARTICLE II

DEFINITIONS

      Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

      2.1      “Board” shall mean the Board of Directors of the Company.

      2.2      “Code” shall mean the Internal Revenue Code of 1986, as amended.

      2.3      “Committee” shall mean the Compensation and Employee Benefits Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.

      2.4     “Common Stock” shall mean shares of common stock of the Company, par value $0.01 per share.

      2.5      “Company” shall mean Coach, Inc., a Maryland corporation.

      2.6      “Compensation” shall mean the base salary or wages and targeted commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

      2.7     “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week, and (b) whose customary employment is more than five (5) months in a calendar year.

      2.8      “Employee” shall mean any employee of the Company or a Subsidiary.

      2.9     “Exercise Date” shall mean each May 31 and November 30.

      2.10      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      2.11     “Fair Market Value” of a share of Common Stock as of a given date shall mean (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

      2.12      “Offering Date” shall mean each December 1 and June 1. The first Offering Date under the Plan shall be [December 1, 2001.]

      2.13      “Officer” shall mean an employee of the Company who is either an executive officer or member of the management of the Company.

      2.14     “Option Period” shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

      2.15     “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.

      2.16      “Participant” shall mean any Eligible Employee who elects to participate pursuant to the terms of the Plan.

      2.17      “Plan” shall mean this Coach, Inc. 2001 Employee Stock Purchase Plan, as it may be amended from time to time.

      2.18     “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

      2.19      “Subsidiary” shall mean any corporation of which the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation.

ARTICLE III

PARTICIPATION

      3.1     Eligibility. An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

      3.2     Election to Participate; Payroll Deductions

(a) Except as otherwise provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company in the calendar month preceding the Offering Date on which such Option Period commences a written payroll deduction authorization on a form prescribed by the Company.

(b) Payroll deductions (i) shall be equal to at least 1%, but not more than 15%, of the Participant’s Compensation as of the Offering Date; (ii) must equal at least five dollars ($5.00) per pay period; and (iii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 below. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

      3.3     Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV

PURCHASE OF SHARES

      4.1     Option Price. The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.01) of the Common Stock.

      4.2     Purchase of Shares

(a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b) As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

      4.3     Limitations on Purchase. No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option.

      4.4      Transferability of Rights. An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V

PROVISIONS RELATING TO COMMON STOCK

      5.1     Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 300,000. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan.

      5.2     Adjustment for Changes in Common Stock. In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder, and (b) the Option Price of outstanding options.

      5.3     Merger, Acquisition or Liquidation. In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

      5.4     Insufficient Shares. If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

      5.5     Rights as Stockholders. With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

ARTICLE VI

TERMINATION OF PARTICIPATION

      6.1     Cessation of Contributions; Voluntary Withdrawal

(a) A Participant may cease payroll deductions during an Option Period by delivering written notice of such cessation to the Company. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during that Option Period.

(b) A Participant may withdraw from the Plan at any time by written notice to the Secretary of the Company prior to the close of business on an Exercise Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant’s Plan Account to him or her, at which time the Participant’s payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above.

      6.2     Termination of Eligibility

(a) If a Participant ceases to be eligible under Section 3.1 above for any reason, the amount in such Participant’s Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

(b) Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant’s Plan Account, the Participant’s interest in the Plan and the Participant’s option under the Plan shall terminate.

ARTICLE VII

GENERAL PROVISIONS

      7.1     Condition of Employment. Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

      7.2     Amendment of the Plan

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

(b) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded within 21 days of such termination.

      7.3     Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

      7.4     Effective Date; Term; Approval by Stockholders. The Plan shall become effective as of the first date that both (a) the Board has approved the Plan and (b) the stockholders of the Company have approved the Plan by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code; provided that such stockholder approval occurs within 12 months following the date the Board approves the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options may not be exercisable prior to the date the Plan is approved by the Company’s stockholders. In the event that the stockholders fail to so approve the Plan, any options granted under the Plan may be cancelled, all payroll deductions shall be cancelled and the Plan shall be terminated. Except as otherwise provided by this Section 7.4, the Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company or such earlier date as may be established by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan.

      7.5     Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

      7.6     Conformity to Securities Laws. Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      7.7     Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

      7.8     Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

      7.9     Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Maryland.

      I hereby certify that the foregoing Coach, Inc. 2001 Employee Stock Purchase Plan was duly approved by the Board of Directors of Coach, Inc. on September 4, 2001.

      [I hereby certify that the foregoing Coach, Inc. 2001 Employee Stock Purchase Plan was duly approved by the stockholders of Coach, Inc. on November 7, 2001.]

      Executed on this 27th day of September, 2001.

Carole P. Sadler, Secretary

Appendix E

COACH, INC.

Audit Committee Charter

      1.     Composition of the Audit Committee. The Audit Committee shall consist of at least three Directors who (a) are neither officers nor employees of the Corporation; (b) have no relationship to the Corporation or its majority shareholder, that may interfere with the exercise of their independence from management, the Corporation or its majority shareholder; and (c) otherwise satisfy the applicable requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, provided, however, that until the first anniversary of the date that shares of the Corporation are listed with the New York Stock Exchange, the Audit Committee may consist of not less than two directors who comply with the requirements set forth above.

      2.     Purposes of the Audit Committee. The purposes of the Audit Committee are to assist the Board of Directors:

(a) in its oversight of the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures;

(b) in its oversight of the Corporation’s financial statements and the independent audit thereof;

(c) in selecting the outside auditors (whether or not subject to ratification by the stockholders), evaluating and, where deemed appropriate, replacing the outside auditors; and

(d) in evaluating the independence of the outside auditors.

      The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditing function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely, to the maximum extent permitted under applicable law, on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

      The outside auditors for the Corporation are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (whether or not subject to ratification by the stockholders).

      The outside auditors shall submit to the Corporation annually a formal written statement delineating all relationships between the outside auditors and 1) the Corporation, and 2) the majority shareholder (a “Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No.1.

      3.     Duties and Powers of the Audit Committee. The Audit Committee shall have the following duties and powers:

(a) to recommend annually to the Board of Directors the selection of independent public accountants (whether or not subject to ratification by the stockholders) as the outside auditors to audit the books, records and accounts of the Corporation and its subsidiaries with respect to each of their fiscal years (the “Annual Audit”);

(b) to discuss the scope of the prospective Annual Audit and review the proposed fees to be paid therefor with the outside auditors;

(c) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of such Statement), to discuss with the outside auditors any relationships or services disclosed in such Statement that may have an impact on the objectivity and independence of the Corporation’s outside auditors and to recommend that the Board of Directors take appropriate action in response to such Statement to satisfy itself of the outside auditors’ independence;

(d) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

(e) to review the appointment and replacement of the person/firm who has direct responsibility for the internal audit function of the Corporation;

(f) to advise the person/firm that they are expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the person/firm responsible for the internal auditing function and management’s responses thereto;

(g) to advise management, the person/firm responsible for the internal auditing function and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(h) to review compliance by management of the Corporation with the existing major accounting and financial policies of the Corporation;

(i) to review, at least annually, the reserves established for contingent liabilities of the Corporation and its subsidiaries;

(j) to consider any reports or communications (and management’s and/or the person/firm responsible for internal audit function responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61, as amended or supplemented;

(k) to review with management and the outside auditors, the audited financial statements to be included in the Corporation’s Annual Report or Form 10-K prior to its filing and to review, without the presence of management employees of the Corporation, (i) the results of the Annual Audit with the outside auditors, (ii) the performance, competence and cooperation of the financial officers and staff of the corporate office and operating companies of the Corporation, respectively, and (iii) the adequacy of the Corporation’s internal auditing function:

(l) to review with a representative of management and the outside auditors the Corporation’s (i) internal financial results to be included in the Corporation’s quarterly reports on Form 10-Q prior to the filing of the reports and (ii) quarterly and year-end earnings announcements prior to their release. The Chairperson of the Committee, or one or more members of the Committee, may represent the entire Audit Committee for purposes of this review.

(m) to review with the person/firm responsible for the internal auditing function (or other appropriate employee) (i) the results of audits performed by the internal audit function during the immediately preceding fiscal year, (ii) the independence from management of the Corporation of the internal audit function to determine audit scopes and (iii) the overall performance of the person/firm responsible for the internal audit function;

(n) to meet, following the completion of the review of the Annual Audit and of the performance, competence, cooperation and adequacy of the financial organization of the Corporation, with the outside auditors and the management of the Corporation for the purpose of discussing and clarifying issues and questions raised by the outside auditors with respect to the Annual Audit, and report the Audit Committee’s findings with respect thereto to the Board of Directors within 60 days after the completion of such meetings;

(o) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(p) to be available from time to time to receive, or at the discretion of the Chairman of the Audit Committee to meet with respect to, reports, suggestions, questions or recommendations from the outside auditors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the person/firm responsible for the internal audit function or the General Counsel of the Corporation (or other appropriate officers or employees), respectively, relating to the responsibilities and functions of the Audit Committee;

(q) to review, at least annually, management’s procedures and policies to implement and maintain adequate and effective internal accounting controls in the Corporation and review management’s programs to assure compliance with the Foreign Corrupt Practices Act of 1977 and accounting and financial recordkeeping provisions under the Exchange Act and other federal and state laws;

(r) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be prepared by the Audit Committee and included in the Corporation’s annual proxy statement;

(s) to review this Charter at least annually and recommend any changes to the Board of Directors;

(t) to report its activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(u) to consult with management regarding the promotion of ethical business behavior.

      Meetings of the Audit Committee. The Audit Committee shall meet as often as is necessary to carry out the duties and powers referred to herein. Meetings of the Audit Committee shall be held in accordance with the Bylaws of the Corporation.

      Authority of Audit Committee. The Audit Committee shall have the authority, and access to the necessary resources, appropriate to discharge its responsibilities, including, without limitation, the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts and consultants.

Adopted: September 12, 2000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COACH, INC.

         The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2001 Annual Meeting of Stockholders of the Company to be held November 7, 2001 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 7, 2001 at the Hudson Hotel, 356 W. 58th Street, New York, NY 10019. The undersigned hereby acknowledges receipt of the notice of the 2001 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

         Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

You can now access your Coach account online.

         Access your Coach stockholder account online via Investor ServiceDirectSM (ISD).

         Mellon Investor Services LLC, agent for Coach, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	Make address changes

•	View certificate history	•	Establish/change your PIN

•	View book-entry information

Visit us on the web at http://www.mellon-investor.com
and follow the instructions shown on this page.

Step 1: First Time Users — Establish a PIN

         You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

         Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2:  Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

         You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Book-Entry Information

•	Issue Certificate

•	Address Change

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE NOMINEES LISTED BELOW AND EACH OF THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example.

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

			FOR	WITHHELD
FOR ALL
ITEM 1.	ELECTION OF DIRECTORS

	Nominees: 01 Joseph Ellis	04 Irene Miller

	02 Lew Frankfort	05 Keith Monda

	03 Sally Frame Kasaks	06 Michael Murphy

Withheld for the nominees you list below:(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2.	ADOPTION OF THE COACH, INC. 2000 STOCK INCENTIVE PLAN

		FOR	AGAINST	ABSTAIN
ITEM 3.	ADOPTION OF THE COACH, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN

ITEM 4.	ADOPTION OF THE COACH, INC. PERFORMANCE- BASED ANNUAL INCENTIVE PLAN

ITEM 5.	ADOPTION OF THE COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

Please disregard if you have previously provided your consent decision

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature_________________________________ Signature_________________________________ Date___________________

         Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COACH, INC.

         The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2001 Annual Meeting of Stockholders of the Company to be held November 7, 2001 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 7, 2001 at the Hudson Hotel, 356 W. 58th Street, New York, NY 10019. The undersigned hereby acknowledges receipt of the notice of the 2001 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

         Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

         (Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

NOTICE TO EMPLOYEES PARTICIPATING IN THE COACH, INC. SAVINGS AND PROFIT SHARING PLAN:

         This proxy card indicates the number of whole shares credited to your account in the Coach, Inc. Savings and Profit Sharing Plan (the "Savings Plan") as of September 19, 2001. These shares will be voted as you instruct if your proxy card is received on or before November 5, 2001 by Mellon Investor Services LLC, which is acting on behalf of Fidelity Management Trust Company, the Trustee of the Savings Plan.

         If the Trustee does not receive your voting instructions by November 5, 2001, the Trustee will vote your Savings Plan shares in the same proportion as it votes all other shares in the Savings Plan for which it has received timely voting instructions.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE NOMINEES LISTED BELOW AND EACH OF THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example.

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

			FOR	WITHHELD
FOR ALL
ITEM 1.	ELECTION OF DIRECTORS

	Nominees: 01 Joseph Ellis	04 Irene Miller

	02 Lew Frankfort	05 Keith Monda

	03 Sally Frame Kasaks	06 Michael Murphy

Withheld for the nominees you list below:(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2.	ADOPTION OF THE COACH, INC. 2000 STOCK INCENTIVE PLAN

		FOR	AGAINST	ABSTAIN
ITEM 3.	ADOPTION OF THE COACH, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN

ITEM 4.	ADOPTION OF THE COACH, INC. PERFORMANCE- BASED ANNUAL INCENTIVE PLAN

ITEM 5.	ADOPTION OF THE COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

Please disregard if you have previously provided your consent decision

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature_________________________________ Signature_________________________________ Date___________________

         Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -